Exhibit 10.2

SIXTH AMENDMENT TO SIXTH AMENDED AND RESTATED ABL FIRST LIEN CREDIT AGREEMENT

This Sixth Amendment to Sixth Amended and Restated ABL First Lien Credit Agreement, dated as of June 5, 2024 (this “Amendment”), is among ALTA EQUIPMENT GROUP INC., a Delaware corporation, the other Borrowers party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS

. ALTA EQUIPMENT GROUP INC., a Delaware corporation, the other borrowers party thereto, the other loan parties party thereto, the lenders party thereto, and the Administrative Agent are parties to a Sixth Amended and Restated ABL First Lien Credit Agreement, dated as of April 1, 2021 (as amended, and as may be further amended or modified from time to time, the “Credit Agreement”). Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

. The Borrowers are requesting an increase of $35,000,000 in the Revolving Commitments and certain other amendments to the Credit Agreement, and such increase and other amendments to the Credit Agreement set forth herein shall be effective on the Sixth Amendment Effective Date (as defined below).

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I. NEW LENDERS AND DEPARTING LENDERS.

1.1 On the Sixth Amendment Effective Date (as defined below), Wells Fargo Bank, National Association (including its affiliate Wells Fargo Capital Finance Corporation Canada, the “New Lender”) shall become a “Lender” under the Credit Agreement, as amended hereby, with all the rights and duties of a “Lender” thereunder and with Commitments in the amounts set forth opposite its name on the Commitment Schedule, as amended hereby. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be a Lender under the Credit Agreement (and each party hereto consents to the New Lender becoming a Lender under the Credit Agreement), (iii) from and after the Sixth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitments and it is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and all other Loan Documents, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and the transactions hereunder, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.2 Bank of Montreal (the “Departing Lender”) has agreed pursuant to a separate departing lender consent dated on or about the date hereof (the “Departing Lender Consent Letter”) that it shall no longer constitute a Lender under the Credit Agreement as of the Sixth Amendment Effective Date, and the parties hereto acknowledge and agree to the Departing Lender Consent Letter. The Departing Lender shall not have any Commitments on and after the Sixth Amendment Effective Date. The Departing Lender shall cease to be a party to the Credit Agreement as of the Sixth Amendment Effective Date, with no rights, duties or obligations thereunder. Pursuant to the terms of the Departing Lender Consent Letter, the Departing Lender is not required to be a party to this Amendment in order to give effect to the changes contemplated by this Amendment.

1.3 As of the Sixth Amendment Effective Date, the share of all Loans and the participations in all Letters of Credit and Swingline Loans of the Lenders (including the New Lender) shall be automatically adjusted and assigned without recourse such that, after giving effect to such adjustments and assignments, all Loans and all participations in Letters of Credit and Swingline Loans under the Credit Agreement are held ratably by the Lenders (determined after giving effect to this Amendment) in proportion to their respective Commitments as set forth on the Commitment Schedule to the Credit Agreement, as amended hereby. The Administrative Agent is hereby authorized to take such steps under the Credit Agreement as reasonably required to give effect to the addition of the New Lender and departure of the Departing Lender, including, without limitation, reallocating outstanding obligations under the Credit Agreement to the remaining Lenders and the New Lender ratably based on their Commitments, and all amounts owing to the Departing Lender shall be paid by the Borrower and the Lenders (including the New Lender, but excluding the Departing Lender) as determined by the Administrative Agent in connection with such reallocation as of the Sixth Amendment Effective Date. The Borrowers shall pay any amounts owing under Section 2.15 of the Credit Agreement pursuant to the terms hereof in connection with the foregoing.

1.4 Each of the parties hereto agrees with and consents to the foregoing terms of this Article I.

ARTICLE II. AMENDMENTS. Upon the Sixth Amendment Effective Date (as defined below), the parties hereto agree that the Credit Agreement (including the Schedules and Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended Credit Agreement attached as Exhibit A hereto, and any term or provision of the Credit Agreement (including the Exhibits and Schedules thereto) which is different from that set forth on Exhibit A hereto shall be replaced in all respects by the terms and provisions on Exhibit A hereto.

ARTICLE III. REPRESENTATIONS. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that:

3. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate, company or other organizational actions and, if required, actions by equity holders. This Amendment has been duly executed and delivered by each Loan Party as of the date hereof and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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3. Immediately before and after giving effect to the amendments contained herein and the Transactions (as defined in the Credit Agreement as amended by this Amendment) contemplated to occur on the Sixth Amendment Effective Date, the representations and warranties contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

3.3 Immediately before and after giving effect to the amendments contained herein and the Transactions contemplated to occur on the Sixth Amendment Effective Date, no Default exists or has occurred and is continuing on the date hereof.

ARTICLE IV. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date upon which all of the following conditions have been satisfied or waived in writing by the Administrative Agent (such date, the “Sixth Amendment Effective Date”):

4.1 The Loan Parties, the Lenders and the Administrative Agent shall have duly executed this Amendment.

4.2 Immediately before and after giving effect to the amendments contained herein and the Transactions contemplated to occur on the Sixth Amendment Effective Date, the representations and warranties set forth in Article III hereof shall be true and correct on and as of the Sixth Amendment Effective Date.

4.3 The Lenders shall have received a complete, executed and dated copy of that certain Seventh Amendment to Sixth Amended and Restated Floor Plan First Lien Credit Agreement, dated as of the date hereof, by and among the Borrowers, the Floor Plan Lenders party thereto, and the Floor Plan Administrative Agent, such amendment to be in form and substance reasonably satisfactory to the Administrative Agent, and the conditions to the effectiveness thereof shall be satisfied or waived simultaneously with this Amendment becoming effective.

4.4 The Lenders shall have received (a) a complete and executed copy of all Second Lien Documents, such Second Lien Documents to be in form and substance reasonably satisfactory to the Administrative Agent, and the conditions to the effectiveness thereof shall have been satisfied or waived simultaneously with this Amendment becoming effective and (b) evidence that, prior to or substantially simultaneously with the closing of this Amendment, Borrowers shall have received the proceeds of the Second Lien Notes in the principal amount of $500,000,000 and shall have paid in full the 5.625% senior secured second lien notes due 2026 in the aggregate principal amount of $315,000,000 issued by the Borrowers on April 1, 2021.

4.5 The Lenders and the Administrative Agent shall have received, substantially concurrently with the effectiveness hereof, all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and documented expenses of legal counsel to the Administrative Agent), on or before the Sixth Amendment Effective Date. All such amounts will be paid with proceeds of Loans made on the Sixth Amendment Effective Date and will be reflected in the funding instructions given by the Loan Parties to the Administrative Agent on or before the Sixth Amendment Effective Date.

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4.6 On the Sixth Amendment Effective Date and immediately after giving effect to the Transactions contemplated to occur on the Sixth Amendment Effective Date, including the payment of all related costs and expenses, Borrowers and their Subsidiaries shall have Availability of at least $75,000,000.

4.7 The Loan Parties shall have satisfied all such other conditions as may be reasonably required by the Administrative Agent, including such conditions described on the closing list delivered in connection herewith.

ARTICLE V. MISCELLANEOUS.

5.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. This Amendment shall constitute a Loan Document.

5.2 Except as expressly amended hereby, each of the Loan Parties acknowledges and agrees that the Credit Agreement and the other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or serve to effect a novation of any provision of any of the Loan Documents. Nothing herein shall be deemed to entitle any Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

5.3 This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

5.4 Among other provisions of the Credit Agreement, this Amendment is subject to Sections 9.06, 9.09 and 9.10 of the Credit Agreement.

5.5 Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

ARTICLE VI. RELEASE. In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby releases and forever discharges the Administrative Agent, the Lenders and their respective directors, officers, employees, agents, attorneys, affiliates, subsidiaries, successors and permitted assigns from any and all liabilities, obligations, actions, contracts, claims, causes of action, damages, demands, costs and expenses whatsoever (collectively “Claims”), of every kind and nature, however evidenced or created, whether known or unknown, arising prior to or on the date of this Amendment including, but not limited to, any Claims involving the extension of credit under or administration of this Amendment, the Credit Agreement or the other Loan Documents, as each may be amended, or the obligations, liabilities and/or indebtedness incurred by the Loan Parties or any other transactions evidenced by this Amendment, the Credit Agreement or the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ALTA EQUIPMENT GROUP INC.

ALTA EQUIPMENT HOLDINGS, INC.

ALTA ENTERPRISES, LLC

ALTA CONSTRUCTION EQUIPMENT ILLINOIS, LLC

ALTA INDUSTRIAL EQUIPMENT MICHIGAN, LLC

ALTA HEAVY EQUIPMENT SERVICES, LLC

ALTA INDUSTRIAL EQUIPMENT COMPANY, L.L.C.

ALTA CONSTRUCTION EQUIPMENT, L.L.C.

NITCO, LLC

ALTA CONSTRUCTION EQUIPMENT FLORIDA, LLC

ALTA INDUSTRIAL EQUIPMENT NEW YORK, LLC,

ALTA CONSTRUCTION EQUIPMENT NEW YORK, LLC

PEAKLOGIX, LLC

ALTA CONSTRUCTION EQUIPMENT OHIO, LLC

ALTA MATERIAL HANDLING NEW YORK STATE, LLC

ALTA MINE SERVICES, LLC

ALTA KUBOTA MICHIGAN, LLC

ALTA CONSTRUCTION EQUIPMENT NEW ENGLAND, LLC

ALTA ELECTRIC VEHICLES HOLDING, LLC (F/K/A ALTA ELECTRIC VEHICLES, LLC)

ALTA ELECTRIC VEHICLES, LLC (F/K/A ALTA ELECTRIC VEHICLES NORTH EAST, LLC)

GINOP SALES, INC.

ALTA ELECTRIC VEHICLES SOUTH WEST, LLC

ECOVERSE, LLC

ALTA EQUIPMENT DISTRIBUTION, LLC

ALTA EQUIPMENT CANADA HOLDINGS, INC. (F/K/A ALTA ACQUISITION COMPANY, INC.)

YALE INDUSTRIAL TRUCKS INC./CAMIONS INDUSTRIELS YALE INC. (F/K/A 1000220888 ONTARIO INC.)

ALTA CONSTRUCTION EQUIPMENT PENNSYLVANIA, LLC

PEAKLOGIX CANADA INC.

ALTA CANADA HOLDINGS, INC.

AULT INDUSTRIES INC.

By: /s/ Anthony Colucci

Name: Anthony Colucci

Title: Chief Financial Officer of each of the above, on behalf of each of the above

Signature Page to Alta Equipment Group ABL Sixth Amendment

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By: /s/ Robert T. Brown

Name: Robert T. Brown

Title: Authorized Officer

Signature Page to Alta Equipment Group ABL Sixth Amendment

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By: /s/ Arsalan Warsi

Name: Arsalan Warsi

Title: Authorized Officer

Signature Page to Alta Equipment Group ABL Sixth Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION

By /s/ Chris Heckman

Name: Chris Heckman

Title: Authorized Signatory

Signature Page to Alta Equipment Group ABL Sixth Amendment

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA

By /s/ Carmela Massari

Name: Carmela Massari

Title: Authorized Representative

Signature Page to Alta Equipment Group ABL Sixth Amendment

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By /s/ Douglas M. Sherlag

Name: Douglas M. Sherlag

Title: Vice President

Signature Page to Alta Equipment Group ABL Sixth Amendment

PNC BANK, NATIONAL ASSOCIATION

By Mark C. Matson

Name: Mark C. Matson

Title: Senior Vice President

Signature Page to Alta Equipment Group ABL Sixth Amendment

FLAGSTAR BANK, N.A.

By /s/ Matthew A. Rybinski

Name: Matthew A. Rybinski

Title: First Vice President

Signature Page to Alta Equipment Group ABL Sixth Amendment

KEYBANK, NATIONAL ASSOCIATION

By /s/ Ryan Sullivan

Name: Ryan Sullivan

Title: Vice President

Signature Page to Alta Equipment Group ABL Sixth Amendment

Signature Page to Alta Equipment Group ABL Sixth Amendment

COMERICA BANK

By /s/ Michael Cliff

Name: Michael Cliff

Title: Vice President

Signature Page to Alta Equipment Group ABL Sixth Amendment

Exhibit A to ABL Sixth Amendment

ADVANCE \Y 110.15

SIXTH AMENDED AND RESTATED ABL FIRST LIEN CREDIT AGREEMENT

dated as of

April 1, 2021

ALTA EQUIPMENT GROUP INC.,

and the other Borrowers party hereto,

as Borrowers,

the Lenders party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

 FIFTH THIRD BANK, NATIONAL ASSOCIATION

and

 PNC BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

___________________________

JPMORGAN CHASE BANK, N.A.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

 FIFTH THIRD BANK, NATIONAL ASSOCIATION

and

 PNC BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers

Signature Page to Alta Equipment Group ABL Sixth Amendment

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SCHEDULES:

Commitment Schedule

Schedule 1.01 Permitted Preferred Equity
Schedule 2.06 Existing Letters of Credit

Schedule 3.05 Loan Parties

Schedule 3.06 Disclosed Matters

Schedule 3.17 Subordinated Debt Documents

Schedule 3.21 Material Agreements

Schedule 3.22 Capitalization and Subsidiaries

Schedule 3.25 Second Lien Documents

Schedule 3.26 Insurance

Schedule 6.01 Existing Indebtedness
Schedule 6.02 Existing Liens
Schedule 6.04 Existing Investments

EXHIBITS:

Exhibit A Form of Assignment and Assumption

Exhibit B Form of Second Lien Intercreditor Agreement

Exhibit C-1 U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-2 U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-3 U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-4 U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

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This Sixth Amended and Restated ABL First Lien Credit Agreement, dated as of April 1, 2021 (as it may be amended or modified from time to time, this “Agreement”), is among ALTA EQUIPMENT GROUP INC., a Delaware corporation, the other Borrowers party hereto from time to time, the Lenders party hereto from time to time, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

R E C I T A L S

A. The borrowers (including the Borrowers hereto, as successors or assigns thereof) party thereto, the lenders party thereto and the Administrative Agent are party to that certain Fifth Amended and Restated ABL First Lien Credit Agreement dated as of February 3, 2020, which amended and restated Fourth Amended and Restated First Lien Credit Agreement dated as of May 1, 2019, which amended and restated that certain Third Amended and Restated First Lien Credit Agreement dated as of December 27, 2017, which amended and restated that certain Second Amended and Restated Credit Agreement dated as of September 30, 2016, which amended and restated that certain Amended and Restated Credit Agreement dated as of December 28, 2012, and which amended and restated that certain Credit Agreement dated as of May 5, 2011 (as amended, the “Existing Credit Agreement”).

B. The Borrowers party hereto, the Lenders party hereto and the Administrative Agent wish to amend and restate the Existing Credit Agreement on the terms and conditions set forth below to reallocate the existing Commitments and make the other changes to the Existing Credit Agreement evidenced hereby.

C. The financial institutions party hereto which are not Lenders under the Existing Credit Agreement wish to become “Lenders” hereunder and accept and assume the obligations of “Lenders” hereunder with the Commitments and other obligations specified herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety (as specified in Section 9.19) as follows:

ARTICLE I Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning assigned to such term in the U.S. Security Agreement, except with respect to Accounts in Canada, where “Accounts” has the meaning ascribed to such term in the Canadian Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Loan Party (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Adjusted Daily Simple CORRA” means an interest rate per annum equal to (a) Daily Simple CORRA plus (b) 0.29547%.

“Adjusted Daily Simple RFR” means, for any day, (a) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to Adjusted Daily Simple SOFR and (c) with respect to any RFR Borrowing denominated in Canadian Dollars, an interest rate per annum equal to Adjusted Daily Simple CORRA; provided that if the Adjusted Daily Simple RFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10% .

“Adjusted Reference Rate” means (i) if the applicable loan is denominated in Dollars, the Adjusted Term SOFR Rate, (ii) if the applicable loan is denominated in Canadian Dollars, the Adjusted Term CORRA Rate, and (iii) if the applicable loan is denominated in any other Agreed Currency, if any, the applicable rate setting mechanism agreed to by the Company, the Administrative Agent and the Lenders, in each case as adjusted for applicable statutory reserve requirements for eurocurrency liabilities and for any other applicable reserve or other costs imposed by any other applicable Governmental Authority.

“Adjusted Term CORRA Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one month interest period or 0.32138% for a three month interest period; provided that if Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of h rate this Agreement.

“Administrative Agent” means JPMCB (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to any Borrower, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such Borrower or any Subsidiary or any Person of which such Borrower and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

“Agent-Related Person” has the meaning assigned to it in Section 9.03(d).

“Agreed Currencies” means (i) Dollars, (ii) Canadian Dollars, and (iii) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and not restricted and able to be converted into Dollars, (y) that has an interest rate index acceptable to each of the Administrative Agent and each of the applicable Lenders, and (z) that is agreed to by the Borrower Representative, the Administrative Agent and each of the applicable Lenders.

“Alta Construction Equipment Florida” means Alta Construction Equipment Florida, LLC, a

Michigan limited liability company.

“Alta Enterprises” means Alta Enterprises, LLC, a Michigan limited liability company.

“Alta Group” means Alta Equipment Group Inc., a Delaware corporation.

“Alta Holdings” means Alta Equipment Holdings, Inc., a Michigan corporation.

“Alta Illinois” means Alta Construction Equipment Illinois, LLC, a Michigan limited liability company.

“Ancillary Document” has the meaning assigned to it in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day, with respect to Revolving Credit Loans that are CBFR or Canadian Prime Rate Loans, Revolving Credit Loans that are Term Benchmark or RFR Loans, Letter of Credit Fees payable under Section 2.11(b)(i) and commitment fees payable under Section 2.11(a) hereunder, as the case may be, the applicable rate per annum set forth below under the applicable caption, as the case may be, based upon the Average Quarterly Availability during the most recently ended Fiscal Quarter of Alta Group:

Level	Average Quarterly Availability	Applicable Margin – CBFR/Canadian Prime Rate Loans	Applicable Margin – Term Benchmark/RFR Loans and Letter of Credit Fees	Applicable Margin -Commitment Fees
I	< 13.9%	- 25.0 bps	225.0 bps	25.0 bps
II	≥ 13.9% < 27.8%	- 50.0 bps	200.0 bps	25.0 bps
III	≥ 27.8%	- 75.0 bps	175.0 bps	25.0 bps

For purposes of the foregoing, (a) the Applicable Margin shall be determined as of the end of each fiscal quarter of Alta Group, based upon the Compliance Certificate required to be delivered by them pursuant to Section 5.01 and (b) each change in the Applicable Margin resulting from a change in the Average Quarterly Availability shall be effective during the period commencing on and including the third Business Day following the date of delivery to the Administrative Agent of the Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Average Quarterly Availability shall be deemed to be in Level I at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver any Compliance Certificate, Borrowing Base Certificate or related information required to be delivered by them pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until each such Borrowing Base Certificate and related information is so delivered. Notwithstanding anything herein to the contrary, the Applicable Margin shall be set at Level III as of the Effective Date and shall be adjusted for the first time thereafter based on the Average Quarterly Availability for the Fiscal Quarter ending June 30, 2021.

If at any time the Borrowers or the Administrative Agent determines that the Compliance Certificate, the Borrowing Base Certificate or related information upon which the Average Quarterly Availability was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrowers shall be required to immediately (or, in the case of a determination made by the Administrative Agent, immediately following the Administrative Agent’s demand therefor (provided, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any bankruptcy or similar law, automatically and without further action by the Administrative Agent)) and retroactively pay any additional amount that the Borrowers would have been required to pay if such certificates and related information had been accurate at the time they were delivered.

“Applicable Parties” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Overadvances or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitment of all Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination); provided that in the case of Section 2.19 when a Defaulting Lender shall exist, “Applicable Percentage” under this clause (a) shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment, and (b) with respect to Protective Advances, a percentage equal to a fraction the numerator of which is such Lender’s aggregate Credit Exposure and unused Commitments and the denominator of which is the aggregate Credit Exposure and unused Commitments of all Lenders; provided that in the case of Section 2.19 when a Defaulting Lender shall exist, “Applicable Percentage” under this clause (b) shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitments.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arranger” means each of JPMCB, in its capacity as sole lead bookrunner and as a joint lead arranger hereunder, Wells Fargo Bank, National Association, Fifth Third Bank, National Association and PNC Bank, National Association, each in their capacity as a joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.21(a).

“Available Revolving Commitment” means, at any time, the aggregate Revolving Commitment of all Lenders then in effect minus the aggregate Revolving Exposure of all Lenders at such time (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the aggregate Revolving Commitment of all Lenders and (ii) the Revolving Borrowing Base, minus (b) the aggregate Revolving Exposure of all Lenders (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Average Quarterly Availability” means, for any Fiscal Quarter of Alta Group, an amount, expressed as a percentage, equal to (a) the average daily Availability during such Fiscal Quarter, as determined by the Administrative Agent’s system of records, divided by (b) the aggregate Revolving Commitment of all Lenders; provided, that in order to determine Availability on any day for purposes of this definition, the Revolving Borrowing Base for such day shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01 as of such day.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of any Loan Party or any of their Subsidiaries (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding), whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan denominated in Dollars, the Daily Simple SOFR, (ii) RFR Loan denominated in Canadian Dollars, the Daily Simple CORRA, (iii) Term Benchmark Loan denominated in Dollars, the Term SOFR Rate, or (iv) Term Benchmark Loan denominated in Canadian Dollars, the Term CORRA; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR, Daily Simple CORRA, Term SOFR Rate or Term CORRA, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Agreed Currency (other than any Loan denominated in Dollars or Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR Rate for Dollars and/or in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple RFR for Canadian Dollars;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” for Loans denominated in Canadian Dollars shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark

Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(3) in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Borrower pursuant to Section 2.13(b).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Owner” means, with respect to any U.S. federal withholding Tax, the beneficial owner, for U.S. federal income tax purposes, to whom such Tax relates.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or such directors or committee serving a similar function; (2) with respect to a limited liability company, the board of managers of the company or such managers or committee serving a similar function;

(3) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (4) with respect to any other Person, the managers, directors, trustees, board or committee of such Person or its owners serving a similar function.

“Borrower Representative” means Alta Group in its capacity as representative of the Borrowers as set forth in Section 2.20.

“Borrowers” means Alta Group and its Subsidiaries, and including, without limitation, all Subsidiaries party hereto as of the Sixth Amendment Effective Date and all Subsidiaries joining this Agreement as a Borrower pursuant to a joinder or other agreement, in each case acceptable to the Administrative Agent, at any time after the Sixth Amendment Effective Date.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.

“Borrowing Minimum” means, in the case of any Borrowing other than a Swingline Borrowing, for (i) a Term Benchmark Borrowing denominated in Dollars, $1,000,000, (ii) a Term Benchmark Borrowing denominated in Canadian Dollars, C$1,000,000, (iii) a CBFR Borrowing, $100,000, (iv) a Canadian Prime Rate Borrowing, C$100,000 and (v) denominated in any other Agreed Currency, if any, such amount agreed upon among the Lenders, the Administrative Agent and the Borrower Representative.

“Borrowing Multiple” means, in the case of any Borrowing other than a Swingline Borrowing, for (i) a Term Benchmark Borrowing denominated in Dollars, $100,000, (ii) a Term Benchmark Borrowing denominated in Canadian Dollars, C$100,000, (iii) a CBFR Borrowing, $50,000, (iv) a Canadian Prime Rate Borrowing, C$50,000 and (v) denominated in any other Agreed Currency, if any, such amount agreed upon among the Lenders, the Administrative Agent and the Borrower Representative.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in form and substance acceptable to the Administrative Agent in its sole discretion.

“Borrowing Request” means a request for a Borrowing under Section 2.03.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (i) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only a RFR Business Day, (ii) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day and (iii) in relation to Loans denominated in Canadian dollars and in relation to the calculation or computation of CORRA or the Canadian Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Canada.

“Canadian AML Legislation” is defined in Section 9.25.

“Canadian Borrower” means any Borrower organized under the laws of a jurisdiction located in Canada.

“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan that contains a “defined benefit provision”, as such term is defined in the Income Tax Act (Canada)

“Canadian Dollars” or “CAD$” or “C$” refers to lawful money of Canada.

“Canadian Insolvency Legislation” means legislation in any applicable jurisdiction relating to reorganization, arrangement, compromise or re-adjustment of debt, dissolution or winding-up, or any similar legislation, and specifically includes for greater certainty the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada).

“Canadian Loans” means Loans to any Borrower denominated in Canadian Dollars.

“Canadian Pension Plan” means each pension plan required to be registered under Canadian federal or provincial pension benefits standards legislation that is maintained or contributed to by, or to which there is or may be an obligation to contribute by, a Canadian Loan Party in respect of its employees or former employees in Canada; provided that the term “Canadian Pension Plans” shall not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided, that if any of the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.

“Canadian Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time, and including all regulations thereunder.

“Canadian Loan Party” means a Loan Party organized under the laws of a jurisdiction located in Canada.

“Canadian Security Agreement” means that certain General Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Canadian Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Canadian Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Canadian Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in Canada.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset, including without limitation leasehold improvements, but excluding new, used or parts inventory, on a consolidated balance sheet of Alta Group and its Subsidiaries prepared in accordance with GAAP. For purposes of calculating the Fixed Charge Coverage Ratio, such expenditures will be reduced by the sum of (a) the Net Cash Proceeds received with respect to any sale of any fixed or capital assets (excluding new, used, and parts inventory) net of any gain recognized in connection with such sale and (b) any piece of rental equipment financed via either Loans, Floor Plan Loans or any other floorplan line (up to the value advanced on such asset thereunder), in each case (both clauses (a) and (b)) as determined by the Administrative Agent in its Permitted Discretion.

“Capital Lease” means any lease of property, real or personal, the obligations with respect to which are required to be classified and accounted for as a financing or finance lease (and, for the avoidance of doubt, not an operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP.

“Capital Lease Obligations” means the aggregate principal component of capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Cash Dominion Period” means each period commencing on the day on which Availability, as calculated by the Administrative Agent (which calculation shall be deemed correct absent manifest error) is less than 10.0% of the aggregate Revolving Commitment of all Lenders, and ending on the day on which Availability, as calculated by the Administrative Agent (which calculation shall be deemed correct absent manifest error) is equal to or greater than 10.0% of the aggregate Revolving Commitment of all Lenders for thirty (30) consecutive days.

“CB Floating Rate” means an interest rate per annum equal to the greater of the Prime Rate or 2.5%. Any change in the CB Floating Rate due to a change in the Prime Rate shall be effective from and including the effective date of such change in the Prime Rate.

“CBFR”, when used in reference to: (a) a rate of interest, refers to the CB Floating Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the CB Floating Rate.

“Change in Control” means any of the following:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than Permitted Investors, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Alta Group;

(b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of Alta Group by Persons who were not (i) directors of Alta Group on the date of this Agreement or nominated or appointed by the board of directors of Alta Group or (ii) appointed by directors so nominated or appointed;

(c) the acquisition of direct or indirect Control of Alta Group by any Person or group other than Permitted Investors;

(d) Alta Group shall fail to own and control, directly, beneficially and of record, Equity Interests representing 100% of each of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests of Alta Holdings;

(e) Alta Group and Alta Holdings shall fail to own, directly, beneficially and of record, Equity Interests representing 100% of each of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests of Alta Enterprises;

(f) Alta Enterprises shall fail to own, directly or indirectly, beneficially and of record, Equity Interests representing 100% of each of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests of each other Borrower (other than Alta Group and Alta Holdings); or

(g) any “change in control” (or any comparable term) under any Second Lien Document or Floor Plan Loan Document or any other event that would require or permit the Second Lien Holders or Floor Plan Lenders or any of them to require an acceleration or prepayment of the Second Lien Obligations or the Floor Plan Obligations, as applicable.

“Change in Law” means the occurrence after the date of this Agreement of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.15.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Protective Advances, Overadvances or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“CNHI” means CNH Industrial Capital America LLC.

“CNHI Financing Paper” means, those certain financing contracts between Alta Illinois, as lender, and certain customers of Alta Illinois, as debtors, entered into by such parties from time to time to finance the purchase from Alta Illinois by such customers of equipment manufactured by CNHI from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all present or future personal property or material real property owned, leased or operated by a Person, which property is covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, or become or intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the other Secured Parties, to secure the Secured Obligations.

“Collateral Documents” means, collectively, the Security Agreements, any Mortgages, the Loan Party Guaranties, the Subordination Agreements, the Intercreditor Agreements and all other agreements, instruments and documents executed in connection with this Agreement at any time (either before, concurrently or after the Effective Date, and including without limitation any of the foregoing delivered in connection with the Existing Credit Agreement) that are intended to create or evidence Liens to secure, Guarantees of, or subordinations to, all or any part of the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, pledge and security agreements, pledges, powers of attorney, guaranties, subordination agreements, consents, assignments, contracts, leases, and financing statements, and all other written matter whether theretofore, now or hereafter executed by a Loan Party and delivered to the Administrative Agent, all as amended or otherwise modified from time to time.

“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and any other commitments, if any are established pursuant to any amendment hereto at any time. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 8.03.

“Compliance Certificate” is defined in Section 5.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with reference to any period, the Net Income for such period, and plus

(a) to the extent reducing such Net Income, without duplication,

(i) Interest Expense,

(ii) expense for income taxes,

(iii) depreciation,

(iv) amortization,

(v) any non-cash charges for such period (but excluding (1) any non-cash charge that results from the write-down or write-off of accounts receivable or that is in respect of any other item that was included in Net Income in a prior period, (2) any non-cash charge that relates to the write-down or write-off of inventory or equipment, any additions to bad debt reserves or bad debt expense, (3) any non-cash charge to the extent it represents an accrual of or a reserve for cash expenditures in any future period and (4) any non-cash losses related to the sale of rental equipment in the ordinary course of business),

(vi) any reasonable non-recurring fees, cash charges and other cash expenses made or incurred in connection with (1) the Transactions, or (2) any amendments, restatements, supplements, waivers or other modifications to the Loan Documents, Floor Plan Loan Documents, or the Second Lien Documents,

(vii) losses deducted during the specified period, but only to the extent proceeds of insurance (including, without limitation, business interruption insurance) or indemnity recovery are actually received during such period,

(viii) reasonable transaction expenses and fees for such period with respect to with respect to Permitted Acquisitions consummated or sought but not consummated by any Loan Party,

(ix) pro forma adjustments under Section 1.08,

(x) reasonable expenses and fees incurred during the specified period in connection with the administration of the Loan Documents, the Floor Plan Loan Documents and the Second Lien Documents after the Effective Date (including in all cases expenses and fees paid to the Administrative Agent and/or the Lenders),

(xi) fees and expenses during the specified period which are directly related to any proposed or actual issuance of debt or equity, investment or asset dispositions, in each case permitted under this Agreement,

(xii) any extraordinary or non-recurring losses in the aggregate in any period of twelve consecutive months not to exceed the result of (A) 10% of Consolidated EBITDA, less (B) any noncash gains or losses on the sale of fixed or capital assets offset for gains from the sale of fixed or capital assets calculated (x) at the price at which the applicable Loan Party sold the applicable asset, minus (y) such Loan Party’s initial purchase price of such asset (for the avoidance of doubt, without reducing this clause (y) for any depreciation or amortization thereof), for such twelve consecutive months (prior to giving effect to this clause (xii)), and

(xiii) the amount of “run rate” cost savings, operating expense reductions and other synergies, projected by Alta Group in good faith to be realized as a result of specified actions taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (which cost savings, operating expense reductions or synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such cost savings, operating expense reductions or synergies do not exceed 15% of Consolidated EBITDA for such period (before giving effect to any adjustment as a result of this clause (xiii)), and (C) such actions have been taken, such actions with respect to which substantial steps have been taken or such actions are expected to be taken within 18 months after the date of determination to take such action; provided, further, that the adjustments pursuant to this clause (xiii) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to clause (a)(ix) of this definition; minus

(b) without duplication and to the extent included in Net Income,

(i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and

(ii) any non-cash items of income for such period (other than any non-cash gains related to the sale of rental equipment in the ordinary course of business),

all calculated for Alta Group and its Subsidiaries on a consolidated basis.

“Consolidated Total Assets” means, at any time, the total assets of Alta Group and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of Alta Group and its Subsidiaries as of the end of the most recently ended Fiscal Quarter prior to the applicable date of determination for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) hereof, as applicable, provided, that, for purposes of testing the covenants contained in Section

6.01(f), Section 6.01(m) and Section 6.02(f), respectively, the Consolidated Total Assets of the Alta Group and its Subsidiaries shall be calculated on a Pro Forma Basis.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Disbursement Account” means, collectively, the following the accounts or accounts identified by the Administrative Agent as the Controlled Disbursement Account, and any replacement or additional accounts of the Borrowers maintained with the Administrative Agent as a zero balance, cash management account pursuant to and under any agreement between a Borrower and the Administrative Agent, as modified and amended from time to time, and through which all disbursements of a Borrower, any other Loan Party and any designated Subsidiary of a Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.

“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Exposure” means, as to any Lender at any time, such Lender’s Revolving Exposure at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.§ 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.23.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day, a “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA

Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrowers. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business Days prior to such CORRA Determination Date.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a (i) Bankruptcy Event or (ii) a Bail-In Action.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Agreed Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Agreed Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Agreed Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars”, “dollars” or “$” refers to lawful money of the U.S.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date upon which all of the conditions set forth in Article IV were satisfied; provided, that such conditions were satisfied on or before April 1, 2021.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrowers and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” means, at any time, the Accounts of a Borrower which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include any Account:

(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent or the Floor Plan Administrative Agent, (ii) a Lien in favor of Second Lien Representative, subject to the Second Lien Intercreditor Agreement, and (iii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent; provided that Accounts relating to Floor Plan Priority Collateral shall not be Eligible Accounts;

(c) (i) with respect to which the scheduled due date is more than 90 days after the date of the original invoice therefor, (ii) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date therefor, or (iii) which has been written off the books of a Borrower or otherwise designated as uncollectible;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to (i) such Borrower exceeds 25% of the aggregate amount of Eligible Accounts of such Borrower or (ii) all Borrowers exceeds 25% of the aggregate amount of Eligible Accounts of all Borrowers;

(f) with respect to which any covenant, representation, or warranty contained in this Agreement or in any Security Agreement has been breached or is not true;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon any Borrower’s completion of any further performance or is billed in advance of the relevant shipment of inventory or performance of service, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Parties or if such Account was invoiced more than once;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, provincial or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k) which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada unless, in either case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;

(m) which is owed in any currency other than U.S. dollars or CDN dollars;

(n) which is owed by (i) any government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(o) which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r) which is evidenced by any promissory note, chattel paper, or instrument;

(s) which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

(t) with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(u) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, provincial or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had (other than any ownership interest prior to such Eligible Accounts being purchased by such Borrower as part of an Acquisition) an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

(w) which has been acquired from a Sanctioned Person;

(x) which was created on cash on delivery terms; or

(y) which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

“Eligible Equipment Inventory” means, as of any date, the equipment owned by a Borrower and meeting each of the following requirements:

(a) such Borrower has the right to subject such equipment to a Lien in favor of the Administrative Agent; such equipment is subject to a first priority perfected Lien in favor of the Administrative Agent and is free and clear of all other Liens of any nature whatsoever (except for (i) a Lien in favor of the Floor Plan Administrative Agent, subject to the First Lien Intercreditor Agreement, (ii) a Lien in favor of Second Lien Representative, subject to the Second Lien Intercreditor Agreement, and (iii) Permitted Encumbrances which do not have priority over the Lien in favor of the Administrative Agent);

(b) such equipment was not purchased with a Floor Plan Loan or, if it was purchased with a Floor Plan Loan, such Floor Plan Loan has been paid in full;

(c) such equipment is located on premises acceptable to the Administrative Agent;

(d) such equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Borrower in the ordinary course of business of such Borrower;

(e) such equipment is not subject to any agreement which restricts the ability of such Borrower to use, sell, transport or dispose of such equipment or which restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such equipment;

(f) the manufacturer serial number on such equipment is visible after such equipment placed in service;

(g) with respect to such equipment constituting rental units, such equipment must have an executed rental contract not to exceed sixty (60) months and such contract must be in a form acceptable to the Administrative Agent;

(h) with respect to such equipment constituting demonstration units, any such unit shall not be considered Eligible Equipment Inventory for more than three (3) months;

(i) such equipment must be subject to an appraisal satisfactory to the Administrative Agent and not more than six (6) months old;

(j) such equipment is not otherwise unacceptable to the Administrative Agent; and

(k) such equipment shall be depreciated in a manner consistent with past practices by the Borrowers and be in accordance with GAAP.

In the event that inventory which was previously Eligible Equipment Inventory ceases to be Eligible Equipment Inventory hereunder (except in the event that such ineligibility is solely pursuant to clause (e) hereof), such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible Equipment Inventory – New” means, as of any date, the Eligible Equipment Inventory of a Borrower that constitutes equipment held by such Borrower as new equipment that has not been rented (other than for demonstration), is undamaged, saleable, complete and has less than 100 hours of use since being manufactured. In the event that Inventory which was previously Eligible Equipment Inventory – New ceases to be Eligible Equipment Inventory – New hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible Equipment Inventory – Rental Fleet” means, as of any date, the Eligible Equipment Inventory of a Borrower leased or held for lease to a customer in the ordinary course of business. In the event that inventory which was previously Eligible Equipment Inventory – Rental Fleet ceases to be Eligible Equipment Inventory – Rental Fleet hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible Equipment Inventory - Unappraised” means, as of any date, the equipment owned by a Borrower that satisfies all the requirements in the definition of Eligible Equipment Inventory except clause (i) of such definition. In the event that inventory which was previously Eligible Equipment Inventory - Unappraised ceases to be Eligible Equipment Inventory - Unappraised hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. Notwithstanding anything herein to the contrary, any equipment qualifying as Eligible Equipment Inventory - Unappraised shall no longer be considered Eligible Equipment Inventory – Unappraised upon the earlier of (i) six months after the date it was first considered Eligible Equipment Inventory – Unappraised and (ii) the first date such equipment is subject to an appraisal satisfactory to the Administrative Agent.

“Eligible Equipment Inventory – Used Fleet” means, as of any date, the Eligible Equipment Inventory of a Borrower held for sale that has been used and does not constitute Eligible Equipment Inventory – Rental Fleet. In the event that inventory which was previously Eligible Equipment Inventory – Used Fleet ceases to be Eligible Equipment Inventory – Used Fleet hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible Parts Inventory” means, at any time, the parts inventory of a Borrower which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans, Swingline Loans and the issuance of Letters of Credit hereunder. Without limiting the Administrative Agent’s discretion provided herein, Eligible Parts Inventory shall not include any Inventory:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Lien in favor of Second Lien Representative, subject to the Second Lien Intercreditor Agreement, and (iii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

(c) which, in the Administrative Agent’s opinion, constitutes slow moving, obsolete, unmerchantable, defective, used, core returns, consumables, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e) in which any Person shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such parts Inventory as having or purporting to have an interest therein;

(f) which is not parts held for sale in the ordinary course of business;

(g) which is not located on premises owned or leased (with a landlord waiver and access agreement satisfactory to the Administrative Agent) by a Borrower;

(h) which is the subject of a consignment by such Borrower as consignor;

(i) which contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(j) for which reclamation rights have been asserted by the seller; or

(k) which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever.

In the event that parts inventory which was previously Eligible Parts Inventory ceases to be Eligible Parts Inventory hereunder (except in the event that such ineligibility is solely pursuant to clause (k) hereof), such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in the Security Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any interest of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower (or Guarantor, if any), is treated as a single employer under Section 414(b) or (c) of the Code or, Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Event of Loss” means, with respect to any assets, any of the following: (a) any loss, destruction or damage of such assets; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such assets or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such assets, or confiscation of such assets or the requisition of the use of such assets.

“Excluded JV” means a joint venture in which Alta Group or any of its Subsidiaries has an interest that satisfies the following conditions: (a) Alta Group and its Subsidiaries, on a combined basis, do not own or otherwise hold or control more than 50% of the Equity Interests of such joint venture and (b) such joint venture’s primary business is the operation of hydrogen plants.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f). (d) any U.S. federal withholding Taxes imposed under FATCA and (e) Canadian federal withholding Taxes payable by a Lender who does not deal at arm’s length with the Canadian Borrower, for purposes of the ITA, or who is a specified non-resident shareholder (as defined in subsection 18(5) of the ITA) of the Canadian Borrower, or is a Person not dealing at arm’s length with a “specified shareholder” of the Canadian Borrower, for purposes of the ITA.

“Existing Credit Agreement” has the meaning set forth in the Recitals.

“Existing Letters of Credit” means each of the currently outstanding letters of credit issued for the account of a Borrower and listed on Schedule 2.06 hereto.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief executive officer, chief financial officer, vice president of finance, director of finance, principal accounting officer, treasurer or controller of such company.

“First Lien Intercreditor Agreement” means an intercreditor agreement dated on or before the Effective Date among the Borrowers, the Administrative Agent and the Floor Plan Administrative Agent, and in form and substance acceptable to the Borrowers, the Administrative Agent and the Floor Plan Administrative Agent, as amended or otherwise modified from time to time.

L

“Fiscal Quarter” means each of the quarterly accounting periods of Alta Group and its Subsidiaries ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means each annual accounting period of Alta Group and its Subsidiaries ending on December 31. As an example, reference to the 2020 Fiscal Year shall mean the Fiscal Year ending December 31, 2020.

“Fixed Charge Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA, minus, Capital Expenditures, to (b) Fixed Charges, all as calculated for the four consecutive Fiscal Quarters then ending on a consolidated basis for Alta Group and its Subsidiaries, and subject to Section 1.08.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus prepayments (other than (x) prepayments of Loans and (y) prepayments constituting refinancings through the incurrence of additional Indebtedness expressly permitted by Section 6.01) and scheduled principal and curtailment payments on Indebtedness made during such period (other than payments on intercompany Indebtedness between the Borrowers), plus expense for taxes paid in cash, plus Restricted Payments paid in cash, plus Capital Lease Obligation payments, all calculated for the Borrowers and their respective Subsidiaries on a consolidated basis.

“Flood Laws” has the meaning assigned to such term in Section 8.10.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR, Adjusted Daily Simple CORRA, Adjusted Term CORRA Rate or Canadian Prime Rate. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR, Adjusted Daily Simple CORRA, Adjusted Term CORRA Rate and Canadian Prime Rate shall be 0.00%.

“Floor Plan Administrative Agent” means JPMCB, in its capacity as administrative agent under any of the Floor Plan Credit Agreement, or any successor administrative agent under the Floor Plan Credit Agreement.

“Floor Plan Credit Agreement” means the Floor Plan Credit Agreement, dated as of the date hereof, among the Borrowers, the lenders party thereto from time to time, and the Floor Plan Administrative Agent, as amended, refinanced, replaced, supplemented or otherwise modified from time to time.

“Floor Plan Lenders” means the “Lenders” as defined in, and party to, the Floor Plan Credit Agreement.

“Floor Plan Loan Documents” means the “Loan Documents” as defined in the Floor Plan Credit Agreement.

“Floor Plan Loan Parties” means the “Loan Parties” as defined in the Floor Plan Credit Agreement.

“Floor Plan Loans” means “Loans” as defined in, and made under, the Floor Plan Credit Agreement.

“Floor Plan Obligations” means the “Secured Obligations” as defined in the Floor Plan Credit Agreement.

“Floor Plan Priority Collateral” means all Collateral consisting of the equipment purchased with Floor Plan Loans and all Proceeds of any of the foregoing (including without limitation, all insurance proceeds and rents and all accessions thereto).

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Funding Account” has the meaning assigned to such term in Section 4.01(n).

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Greenawalt” means Ryan Greenawalt and any trust controlled by him, for his benefit, his spouse’s benefit or the benefit of any lineal descendants of Ryan Greenawalt.

“Guarantees” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) Guaranteeing or intended to Guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase assets, securities or services primarily for the purpose of assuring the holder of such Indebtedness against loss in respect thereof, (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (v) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guarantee is made.

“Guarantors” means the Borrowers (as a Guarantor with respect to all Secured Obligations of each of the other Loan Parties) and each existing and future subsidiary of any of the foregoing.

“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

“Historical Financial Statements” has the meaning assigned to such term in Section 3.04(a).

“Increasing Lender” has the meaning assigned to such term in Section 2.21(a).

“Indebtedness” of any Person means, without duplication, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of assets or services purchased by such Person (other than trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees of such Person with respect to Indebtedness of another Person, (h) Capital Lease Obligations of such Person, (i) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created or similar instruments for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), as reduced from time to time, (j) all Disqualified Equity, (k) the principal balance outstanding under any synthetic lease, tax retention operating lease, accounts receivable securitization program, off-balance sheet loan or similar off-balance sheet financing product, based on the amount that would be deemed outstanding thereunder if such transaction was structured as a secured financing on balance sheet, (l) the Indebtedness of any partnership in which such Person is a general partner, (m) obligations under any earn-out or similar obligations determined in accordance with GAAP, (n) the portion of indebtedness of any unincorporated joint venture in which such Person is a general partner or a joint venturer that is pro rata to such Person’s ownership interest in such joint venture and (o) buyback obligations to the extent such obligations exceed the associated asset value set forth in the financial statements of Alta Group and its Subsidiaries.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement and any other intercreditor agreement in form and substance acceptable to the Administrative Agent in its sole discretion.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of Alta Group and its Subsidiaries for such period with respect to all outstanding Indebtedness of Alta Group and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP), calculated for Alta Group and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any CBFR Loan, Canadian Prime Rate Loan and any Swingline Loan, the first Business Day of each calendar month and the Revolving Termination Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Revolving Termination Date, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Term Benchmark Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Revolving Termination Date.

“Interest Period” means (x) with respect to any Term Benchmark Borrowing denominated in Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for Dollars), as the applicable Borrower may elect and (y) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness or other debt of, or purchase or other acquisition of any other Indebtedness or other debt or interest or other securities (including any option, warrant or other right to acquire any of the foregoing) in, another Person (including without limitation any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) an Acquisition.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means, individually and collectively, each of each of JPMCB, Fifth Third Bank, National Association, PNC Bank, National Association and any other Revolving Lender from time to time designated by the Borrower Representative as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), with the consent of such Revolving Lender and the Administrative Agent, each in its capacity as an issuer of Letters of Credit hereunder and its respective successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimit” means, as of the Effective Date, (a) $12,500,000, in the case of JPMCB, (b) $6,250,000, in the case of Fifth Third Bank, National Association, (c) $6,250,000, in the case of PNC Bank, National Association and (d) such amount as shall be designated to the Administrative Agent and the Borrower Representative in writing by an Issuing Bank and agreed to by the Administrative Agent and the Borrower Representative; provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Borrower Representative.

“ITA” means the Income Tax Act (Canada), as amended.

“JPMCB” means JPMorgan Chase Bank, N.A.

“JPMCB Parties” has the meaning assigned to such term in Section 9.20.

“LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(b).

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereto pursuant to the Sixth Amendment, an Assignment and Assumption or Section 2.21 or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and Issuing Bank.

“Letters of Credit” means the letters of credit issued pursuant to this Agreement and shall include each Existing Letter of Credit, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“Letter of Credit Agreement” has the meaning assigned to it in Section 2.05(b).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of Equity Interests or securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, each Letter of Credit Agreement, the Collateral Documents, the Subordination Agreements, any assignment of representations and warranties insurance or similar agreement and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including, without limitation, all other pledges, powers of attorney, intercreditors, joinder agreements, landlord waiver and access agreements, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications and any agreements between the Borrower Representative and an Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the applicable Borrower and an Issuing Bank in connection with the issuance by such Issuing Bank of Letters of Credit, and all other written matter whether heretofore (including without limitation any of the foregoing executed in connection with the Existing Credit Agreement), now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means the Borrowers and the Guarantors, if any.

“Loan Party Guaranty” means any guaranty agreements from any Guarantor delivered in connection with any Loan Document at any time (and for avoidance of doubt, excluding any and all such guaranty agreements of any Persons that are not Guarantors as defined herein delivered in connection with the Existing Credit Agreement) as are requested by the Administrative Agent and its counsel, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Loan Parties, taken as a whole, (b) the ability of the Loan Parties to perform any of their Obligations, or (c) the rights of or benefits available to the Administrative Agent of the Lenders under the Loan Documents, including without limitation the Collateral and the priority of the Administrative Agent’s Liens thereon.

“Material Agreement” means any agreement listed on Schedule 3.21.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the “obligations” of any Loan Party in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Swap Agreement were terminated at such time.

“Maximum Rate” has the meaning assigned to such term in Section 9.15.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means any mortgage, deed of trust or other agreement from any Loan Party granting a Lien on any of its real property delivered in connection with any Loan Document at any time (either before, concurrently or after the Effective Date, and including without limitation any of the foregoing delivered in connection with the Existing Credit Agreement), each in form and substance reasonably satisfactory to the Administrative Agent, entered into by any Loan Party at any time for the benefit of the Administrative Agent and the Lenders pursuant to this Agreement, as amended or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Book Value” means the net book value of any asset, taking into account diminutions, depreciations and other accounting charges, determined in accordance with GAAP.

“Net Orderly Liquidation Value” means, with respect to Inventory or Equipment of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Net Cash Proceeds” means, without duplication (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of documented attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders) and other fees actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof and of any other costs incurred in connection with such sale, disposition, settlement or receipt and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, documented attorneys’ fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses actually incurred in connection therewith.

“Net Income” means, for any period, the consolidated net income (or loss) determined for Alta Group and its Subsidiaries, on a consolidated basis in accordance with GAAP; provided that the following shall be excluded from the calculation of Net Income: (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Alta Group or any

Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which Alta Group or any Subsidiary has an ownership interest, except to the extent that any such income is actually received by Alta Group or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary (other than a Borrower), to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“NITCO” means NITCO, LLC, a Michigan limited liability company.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document), or sold or assigned an interest in any Loan, Letter of Credit or Loan Document.

“Other Taxes” means any present or future stamp, court, documentary intangible, recording, filing or similar other excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in U.S. Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding business day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in Canadian Dollars, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Paid in Full” or “Payment in Full” means, (i) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a back-up standby letter of credit satisfactory to the Administrative Agent and the applicable Issuing Bank, in an amount equal to 105% of the LC Exposure as of the date of such payment), (iii) the indefeasible payment in full in cash of all accrued and unpaid fees, (iv) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (v) the termination of all Commitments, and (vi) the termination of the Secured Swap Obligations and the Banking Services Obligations.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment” has the meaning assigned to it in Section 8.06(d).

“Payment Condition” shall be deemed to be satisfied in connection with a Restricted Payment, a Permitted Acquisition or an Investment if:

(a) no Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment, Permitted Acquisition or Investment and the Loans (if any) requested to be made and other Indebtedness incurred in connection therewith on a pro forma basis satisfactory to the Administrative Agent after giving effect to such Restricted Payment, Permitted Acquisition or Investment as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered to the Administrative Agent in accordance with Section 5.01(b)(i);

(b) both before and after giving effect to such Restricted Payment, Permitted Acquisition or Investment and the Loans (if any) requested to be made and other Indebtedness incurred in connection therewith on a pro forma basis acceptable to the Administrative Agent, each of the representations and warranties in the Loan Documents is true and correct;

(c) both before and after giving effect to such Restricted Payment, Permitted Acquisition or Investment and at all times during the 60-day period immediately prior to such Restricted Payment, Permitted Acquisition or Investment, the Borrowers shall either have (i) Availability calculated on a pro forma basis acceptable to the Administrative Agent of not less than 17.5%

of the Revolving Commitment, or (ii) (A) Availability calculated on a pro forma basis acceptable to the Administrative Agent of not less than 15% of the aggregate Revolving Commitments of the Lenders and (B) a pro forma Fixed Charge Coverage Ratio of not less than 1.20:1.0 after giving effect to such Restricted Payment, Permitted Acquisition or Investment; and

(d) the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in (a), (b) and (c) above and attaching calculations in form and substance satisfactory to the Administrative Agent.

“Payment Notice” has the meaning assigned to it in Section 8.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Permitted Acquisition” means any Acquisition by a Loan Party in a transaction that (i) is consented to in writing by Required Lenders in their sole discretion or (ii) otherwise satisfies each of the following requirements:

(a) such Acquisition is not a hostile or contested Acquisition;

(b) the business acquired in connection with such Acquisition (i) is not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto and (ii) shall have generated a positive amount of earnings before income taxes, depreciation and amortization (calculated in substantially the same manner as Consolidated EBITDA less any noncash gains or losses on the sale of fixed or capital assets offset for gains from the sale of fixed or capital assets calculated (x) at the price at which the applicable business sold the applicable asset, minus (y) such business’s initial purchase price of such asset (for the avoidance of doubt, without reducing this clause (y) for any depreciation or amortization thereof)), less unfinanced Capital Expenditures, during the twelve-month period most recently ended prior to the date of such Acquisition;

(c) the Payment Condition is satisfied;

(d) as soon as available, but not less than ten (10) days (or such shorter period agreed to by the Administrative Agent) prior to such Acquisition, the Borrower Representative shall have provided the Lenders (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Administrative Agent, including pro forma financial statements, statements of cash flow, availability projections, a quality of earnings analysis and a certificate, in form and detail satisfactory to the Administrative Agent, demonstrating compliance with the requirements set forth in clause (c) above;

(e) if such Acquisition is an acquisition of the Equity Interests of a Person, the Acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of a Borrower; and

(f) no Loan Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c) Liens (other than any Lien imposed by ERISA) consisting of pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits or pledges to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, licenses, title restrictions, rights-of-way and similar encumbrances on real property imposed by law or incurred or granted by any Loan Party in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party; and

(g) minor imperfections in title that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S. or Canada), in each case maturing within one (1) year from the date of acquisition thereof;

(b) investments in commercial paper maturing within two hundred seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or Canada or any state or province, as applicable, thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Investors” means Greenawalt, Anthony J. Colucci, Craig F. Brubaker, Alan Hammersley and Richard A. Papalia.

“Permitted Preferred Equity” means Equity Interests of Alta Group satisfying each of the following conditions: (a) such Equity Interests are preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of Alta Group, over other Equity Interests of any other class of Alta Group, (b) such Equity Interests are not Disqualified Equity, (c) such Equity Interests are on the terms described on Schedule 1.01, with such changes thereto as approved in writing in advance by the Administrative Agent, (d) the aggregate liquidation value of such Equity Interests does not exceed $40,000,000 plus any accumulated and unpaid dividends, and (e) any cash dividends, redemptions, repurchases or other distributions or payments thereon are subject to, among other agreements evidencing Indebtedness of Alta Group, the terms of this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prepayment Events” means:

(a) any Sale (including pursuant to a sale and leaseback transaction) of any property or asset of any Borrower or any Subsidiary with a fair market value equal to or greater than $5,000,000, other than dispositions described in Section 6.03(a)(i);

(b) Event of Loss in respect of any property or asset of any Borrower or any Subsidiary with a fair value immediately prior to such event equal to or greater than $5,000,000; or

(c) the incurrence by any Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest

Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including Consolidated Total Assets, Fixed Charges, Fixed Charge Coverage Ratio, Consolidated EBITDA and definitions used therein, as of any date, that pro forma effect will be given to all applicable transactions in the manner described in Section 1.08.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, whether cash or non-cash.

“Projections” has the meaning set forth in Section 3.04(b).

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.23.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (2) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, (3) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four RFR Business Days prior to such setting, (4) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. Toronto local time on the day that is two Business Days preceding the date of such setting, or (5) if such Benchmark is none of the Term SOFR Rate, Daily Simple SOFR, Daily Simple CORRA or the Adjusted Term CORRA Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Rate, or (iii) with respect to any RFR Borrowing denominated in Canadian Dollars or Dollars, as applicable, the applicable Daily Simple RFR.

“Reports” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time; provided that (a) it shall require at least two Lenders (with any Lenders that are Affiliates constituting one Lender for purposes of this definition) to constitute Required Lenders if there are two or more Lenders party hereto, and (b) the Credit Exposure and unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation, bylaws, or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by any Loan Party and for consignees, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, reserves for taxes, fees, assessments, and other governmental charges and reserves for parts inventory attached to open work orders) with respect to the Collateral or any Loan Party.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the president, Financial Officer or other executive officer of a Borrower.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the any Loan Party or any option, warrant or other right to acquire any such Equity Interests in any Loan Party or (iii) management fees, agency fees or other fees or similar amounts payable by any Loan Party to any of its Affiliates.

“Reuters” means, as applicable, Thomson Reuters Corp, Refinitiv, or any successor thereto.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Agreed Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Agreed Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the Revolving Termination Date.

“Revolving Borrowing Base” means, at any time, the sum of

(a) 85% of Eligible Accounts at such time, plus

(b) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent (such product not to be greater than 80%) in each case multiplied by Eligible Parts Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, plus

(c) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent (such product not to be greater than 100%) in each case multiplied by Eligible Equipment Inventory – Used Fleet, valued at the Net Book Value, plus

(d) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent (such product not to be greater than 100%), in each case multiplied by Eligible Equipment Inventory - New, valued at the lower of cost or market value, determined on a first-in-first-out basis, plus

(e) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by Eligible Equipment Inventory – Rental Fleet, valued at the Net Book Value, determined on a first-in-first-out basis, plus

(f) 80% of Net Book Value of Eligible Equipment Inventory - Unappraised at such time, minus

(g) Reserves.

The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Revolving Borrowing Base. Notwithstanding the foregoing and for greater certainty, any Floor Plan Priority Collateral will be excluded from the Revolving Borrowing Base.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.04 or 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. As of the Sixth Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $520,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

“Revolving Lender” means each Lender that has a Revolving Commitment or, if the Revolving Commitments have been terminated, Revolving Exposure, in its capacity as holder thereof.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Revolving Termination Date” means the earliest of (a) the date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof or (b) the earlier of (i) June 5, 2029 and (ii) ninety (90) days prior to the maturity of the Second Lien Notes.

“RFR” means, for any RFR Loan denominated in (a) Dollars, (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate) Daily Simple SOFR and (b) Canadian Dollars, (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term CORRA) Daily Simple CORRA.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Dollars, a U.S. Government Securities Business Day and (b) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the RFR Rate.

“RFR Rate” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to Adjusted Daily Simple SOFR (if applicable) or Adjusted Daily Simple CORRA (if applicable).

“Sale” means the sale, lease, conveyance or other disposition of any assets, other than an Event of Loss.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of the Sixth Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, U.S. Department of Commerce or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

“Sanctions” means all economic or financial sanctions or trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the Canadian Government, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, Canada or other relevant sanctions authority.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.

“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit B hereto, dated as of the Sixth Amendment Effective Date, among the Borrowers, the Administrative Agent, the Floor Plan Administrative Agent and the Second Lien Representative, as amended or otherwise modified from time to time.

“Second Lien Indenture” means the Indenture, dated as of the Sixth Amendment Effective Date, among Alta Group, the guarantors thereunder and the Second Lien Representative, as amended, refinanced, replaced, supplemented or otherwise modified from time to time.

“Second Lien Notes” means the 9.00% senior secured second lien notes due 2029 in the aggregate principal amount of $500,000,000 issued by the Borrowers on the Sixth Amendment Effective Date under the Second Lien Indenture.

“Second Lien Documents” means the “Second Lien Documents” as defined in the Second Lien Indenture.

“Second Lien Representative” means Wilmington Trust, National Association, in its capacity as trustee and collateral agent under any of the Second Lien Documents, or any successor trustee and collateral agent under any of the Second Lien Documents.

“Second Lien Holders” means the Persons referred to as “Holders” in the Second Lien Indenture.

“Second Lien Obligations” means the “Second Lien Obligations” as defined in the Second Lien Indenture.

“Secured Obligations” means, collectively, (i) the Obligations, (ii) the Banking Services Obligations and (iii) Secured Swap Obligations; provided, however, that the definition of “Secured Obligations” shall not create any Guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and the Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the each Loan Party of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender in respect of Swap Agreements entered into with such Person by any Loan Party, (iv) each Lender and Affiliate of such Lender in respect of Banking Services provided by such Person to any Loan Party, (v) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents, and (vi) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Secured Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder to the extent the provider of such Swap Agreement is a Lender or was a Lender or an Affiliate of any such Lender at the time such Swap Agreement is entered into, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction described in the foregoing clause (a).

“Security Agreement” means each U.S. Security Agreement and each Canadian Security Agreement.

“Settlement Date” has the meaning assigned to such term in Section 2.05(c).

“Sixth Amendment” means the Sixth Amendment to this Agreement dated June 5, 2024.

“Sixth Amendment Effective Date” means the date the Sixth Amendment becomes effective.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Statements” has the meaning assigned to such term in Section 2.17(f).

“Subordinated Debt” means any Indebtedness or other obligations of any Loan Party satisfying each of the following conditions: (a) the payment and priority thereof is subordinated to the payment of the Secured Obligations, including customary payment blockage and other customary provisions, all in a manner, including a Subordination Agreement, reasonably satisfactory to the Administrative Agent and the Required Lenders, (b) any maturity thereof is reasonably acceptable to the Administrative Agent and the Required Lenders, and (c) the other terms and conditions thereof, including pricing, covenants and defaults, are otherwise reasonably satisfactory to the Administrative Agent and the Required Lenders.

“Subordinated Debt Documents” means any document, agreement or instrument evidencing any Subordinated Debt or entered into in connection with any Subordinated Debt.

“Subordination Agreements” means, collectively, all present and future subordination agreements between the Administrative Agent, the Loan Parties and the holders of any Subordinated Debt with respect to Subordinated Debt in form and substance satisfactory to the Administrative Agent and the Required Lenders and as amended or modified from time to time as permitted hereunder.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided that the Excluded JV shall not be considered a subsidiary.

“Subsidiary” means any direct or indirect subsidiary of any Loan Party.

“Supported QFC” has the meaning assigned to it in Section 9.23.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or their Subsidiaries or the Guarantors, if any, shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceedings), whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term CORRA Rate or the Adjusted Term SOFR Rate.

“Term CORRA” means, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term CORRA Reelection Event.

“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13(a) that is not Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in U.S. Dollars for any Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in U.S. Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, the execution, delivery and performance by the Loan Parties of all Floor Plan Loan Documents and Second Lien Documents and the issuance of the Second Lien Notes on the Sixth Amendment Effective Date and the transactions related thereto and the payment of fees and expenses in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the CB Floating Rate, the Adjusted Term CORRA Rate, the Canadian Prime Rate or any of the RFR Rates.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any Guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Agreement” means each security agreement, pledge agreement, pledge and security agreement and similar agreement and any other agreement from any U.S. Loan Party granting a Lien on any of its personal property (including without limitation any Equity Interests owned by such Loan Party) delivered in connection with any Loan Document at any time (either before, concurrently or after the Effective Date, and including without limitation any of the foregoing delivered in connection with the Existing Credit Agreement), each in form and substance acceptable to the Administrative Agent, entered into by any such Loan Party at any time for the benefit of the Administrative Agent and the Lenders pursuant to this Agreement, as amended or otherwise modified from time to time.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.23.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Volvo” means Volvo Construction Equipment, LLC.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of calculating all financial covenants and all other covenants and, in each case, all defined terms used therein, any Acquisition or any sale or other disposition outside the ordinary course of business by any Loan Party of any asset or group of related assets in one or a series of related transactions, including the incurrence of any Indebtedness and any related financing or other transactions in connection with any of the foregoing, occurring during the period for which such matters are calculated shall be deemed to have occurred on the first day of the relevant period for which such matters were calculated on a Pro Forma Basis. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05. Interest Rates; Benchmark Notifications TC “SECTION 1.05. Interest Rates; LIBOR Notifications” \f C \l “2” . The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Status of Obligations. In the event that any Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Debt, such Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Debt and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Debt. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Debt is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Debt in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Debt.

SECTION 1.07. Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

SECTION 1.08. Pro Forma Adjustments. To the extent a Borrower or any Subsidiary makes any Permitted Acquisition, any Disposition outside the ordinary course of business permitted by Section 6.05 or any permitted investment, merger, consolidation or discontinuance of operations during the period of four Fiscal Quarters most recently ended, the Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, Disposition, Investment, merger, consolidation or discontinued operations, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S‑X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of such Borrower), as if such Permitted Acquisition, Disposition, Investment, merger, consolidation or discontinued operations (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four Fiscal Quarter period and, without duplication, to all adjustments of the type described in the definition of “Fixed Charge Coverage Ratio” and all defined terms used therein to the extent such adjustments continue to be applicable to such four Fiscal Quarter period.

SECTION 1.09. Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.10. Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Borrowings or Letter of Credit extensions denominated in Agreed Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Agreed Currency (other than Dollars), such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Agreed Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

ARTICLE II The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender severally (and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (a) the Dollar Equivalent of such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, (b) the Dollar Equivalent of the sum of the total Revolving Exposures exceeding the lesser of (i) the total Revolving Commitments and (ii) the Revolving Borrowing Base, or (c) the Dollar Equivalent of the sum of the total Revolving Exposures denominated in Canadian Dollars exceeding $45,000,000, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04. Within the foregoing limits and subject to the terms and conditions set forth herein, the applicable Borrower(s) may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04. The Loans shall amortize as set forth in Section 2.09.

(b) Subject to Section 2.13, each Revolving Borrowing denominated in Dollars shall be comprised entirely of CBFR Loans, Term Benchmark Loans or RFR Loans and each Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of Term Benchmark Loans or Canadian Prime Rate Loans, in each case as the Borrower Representative may request in accordance herewith; provided that RFR Loans are only available under this Agreement as the result of the application of Section 2.13. Each Swingline Loan denominated shall be an CBFR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each CBFR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a CBFR Revolving Borrowing or Canadian Prime Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is not less than an amount required by the Swingline Lender from time to time. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than total of three (3) Term Benchmark Borrowings outstanding with respect to all Revolving Loans.

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested would end after the Revolving Termination Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by a Responsible Officer of the Borrower Representative or through Electronic System or the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent not later than (a)(i) in the case of a Term Benchmark Borrowing denominated in Dollars, noon, Chicago time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing or (ii) in the case of an RFR Borrowing, not later than 10:00 a.m., Chicago time, five (5) RFR Business Days before the date of the proposed Borrowing (provided that RFR Loans are only available under this Agreement as the result of the application of Section 2.13), (b) in the case of a Term Benchmark Borrowing denominated in Canadian Dollars, 12:00 p.m., Toronto time, three (3) Business Days before the date of the proposed Borrowing, (c) in the case of a Canadian Prime Rate Borrowing, 11:00 a.m., Toronto time, on the date of the proposed Borrowing, or (d) in the case of a CBFR Borrowing, noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of an CBFR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., Chicago time, on the date of such proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower Representative; provided that, if such Borrowing Request is submitted through the Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a CBFR Borrowing, a Canadian Prime Rate Borrowing, a Term Benchmark Borrowing or an RFR Borrowing (provided that RFR Loans are only available under this Agreement as the result of the application of Section 2.13);

(iv) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(vi) the name of the applicable Borrower.

If no election as to the Type of Borrowing is specified, then in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be a CBFR Borrowing and, in the case of a Borrowing denominated in Canadian Dollars, the requested Borrowing shall be a Canadian Prime Rate Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the relevant Borrower requesting such Term Benchmark Borrowing shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Notwithstanding anything herein to the contrary, Loans to the Canadian Borrowers shall be limited to Loans denominated in Canadian Dollars and no Borrower, other than Canadian Borrowers, may obtain Loans denominated in Canadian Dollars.

SECTION 2.04. Swingline Loans; Overadvances and Protective Advances. (a) The Administrative Agent, the Swingline Lender and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a CBFR Borrowing, the Swingline Lender may elect, in its sole discretion and without any obligation, to have the terms of this Section 2.04(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers, on the date of the applicable Borrowing to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.04(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.04(d). Each Swingline Loan shall be subject to all the terms and conditions applicable to other CBFR Loans funded by the Revolving Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender may, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that Business Day; provided that, if on any Business Day there is insufficient borrowing capacity to permit the Swingline Lender to make available to the Borrowers a Swingline Loan in the amount necessary to pay all items to be so drawn on any such Controlled Disbursement Account on such Business Day, then the Borrowers shall be deemed to have requested a CBFR Borrowing pursuant to Section 2.03 in the amount of such deficiency to be made on such Business Day. The aggregate amount of Swingline Loans outstanding at any time shall not exceed $30,000,000. All Swingline Loans shall be CBFR Borrowings and denominated in Dollars.

(b) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), on behalf of the Revolving Lenders, (x) make Revolving Loans to the Borrowers in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”) or (y) deem the amount of Revolving Loans outstanding to the Borrowers that are in excess of Availability to be Overadvances; provided that, no Overadvance shall result in a Default due to Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute CBFR Borrowings. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $30,000,000 at any time, no Overadvance may remain outstanding for more than thirty days and no Overadvance shall cause any Revolving Lender’s Revolving Exposure to exceed its Revolving Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(c) Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Revolving Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Overadvance.

(d) The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.06.

(e) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed $30,000,000; provided further that, the aggregate Revolving Exposure of all Lenders after giving effect to the Protective Advances being made shall not exceed the aggregate Revolving Commitments of all Lenders. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be CBFR Borrowings. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(f).

(f) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

(g) Notwithstanding anything in this Section 2.04 to the contrary, references in this Section 2.04 to a “Lender” or “Lenders” shall be to a “Revolving Lender” or “Revolving Lenders”, respectively.

SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative, on behalf of the Borrowers, may request any Issuing Bank to issue Letters of Credit in Agreed Currencies as the applicant thereof for the support of the obligations of any Borrower or any Subsidiary thereof, in a form reasonably acceptable to the Administrative Agent and applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period and such Issuing Bank may, but shall have no obligation, to issue such requested Letters of Credit pursuant to this Agreement. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Upon the effectiveness of this Agreement, each Existing Letter of Credit shall, without any further action by any party, be deemed to have been issued as a Letter of Credit hereunder on the Effective Date and shall for all purposes hereof be treated as a Letter of Credit under this Agreement. Notwithstanding anything herein to the contrary and without limiting each Issuing Bank’s determination in its discretion as to whether it will issue any Letter of Credit, no Issuing Bank shall have any obligation hereunder to issue, and shall issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing

Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or facsimile (or transmit through Electronic System, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the Agreed Currency thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the applicable Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000, and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of this Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.05(b).

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one (1) year after the date of the issuance of such Letter of Credit or such later date as may be agreed to by the Issuing Bank (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension, or such later date agreed to by the Issuing Bank) and (ii) the date that is five (5) Business Days prior to the Revolving Termination Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 p.m., eastern time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 8:00 a.m., eastern time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 12:00 p.m., eastern time, on (i) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 8:00 a.m., eastern time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a CBFR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting CBFR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of CBFR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Revolving Lenders, nor any Issuing Bank or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower Representative by telephone (confirmed by fax or through Electronic System) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement and Resignation of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with this Section 2.05(i).

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII with respect to any Borrower. Such Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by this Agreement. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c), the Borrowers shall immediately deposit in the LC Collateral Account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.

(k) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(l) Lender References. Notwithstanding anything in this Section 2.05 to the contrary, references in this Section 2.05 to a “Lender” or “Lenders” shall be to a “Revolving Lender” or “Revolving Lenders”, respectively.

(m) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrowers (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of such Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(n) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, and amendments, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the stated amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., eastern time, in the case of a Term Benchmark Borrowing, and by 2:00 p.m., eastern time, in the case of a CBFR or Canadian Prime Rate Borrowing, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account; provided that CBFR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing in the case of a Term Benchmark Borrowing and prior to 2:00 p.m., eastern time, on the proposed date of any Borrowing in the case of a CBFR or Canadian Prime Rate Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable

Lender and the Borrowers each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to CBFR or Canadian Prime Rate Loans, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing; provided, that any interest received from the Borrowers by the Administrative Agent during the period beginning when Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent.

SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by submitting an Interest Election Request to the Administrative Agent through Electronic System of the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Office of the Borrower Representative; provided that, if such Interest Election Request is submitted through the Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the Borrowing to be made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a CBFR Borrowing, an RFR Borrowing (provided that RFR Loans are only available under this Agreement as the result of the application of Section 2.13), a Term Benchmark or a Canadian Prime Rate Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to a CBFR Borrowing and (ii) in the case of a Borrowing denominated in Canadian Dollars, such Borrowing shall be converted to a Canadian Prime Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing, and (ii) unless repaid, each Borrowing denominated in Dollars shall be converted to a CBFR Borrowing at the end of the Interest Period applicable thereto and each Borrowing denominated in Canadian Dollars shall be converted to a Canadian Prime Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Termination Date.

(b) The Borrowers may at any time terminate the Revolving Commitments upon Payment in Full of the Secured Obligations.

(c) The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and shall reduce all Commitments of any Class on a pro rata basis and (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance herewith, the aggregate Revolving Exposure would exceed the lesser of the aggregate Revolving Commitments and the Revolving Borrowing Base.

(d) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the applicable Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09. Repayment and Amortization of Loans; Evidence of Debt. (a) The Borrowers hereby jointly and severally unconditionally promise to pay: (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Termination Date, (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earliest of (x) the Revolving Termination Date, (y) the date five (5) Business Days after demand by the Swingline Lender in its reasonable discretion if no Event of Default exists and (z) the demand by the

Swingline Lender in its discretion if an Event of Default exists, (iii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Revolving Termination Date and demand by the Administrative Agent to the Administrative Agent, and (iv) the then unpaid principal amount of each Overadvance on the earlier of the Revolving Termination Date and demand by the Administrative Agent.

(b) At all times during any Cash Dominion Period, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure. Notwithstanding the foregoing, to the extent any funds credited to the Collection Account constitute Net Cash Proceeds in respect of any Prepayment Event, the application of such Net Cash Proceeds shall be subject to Section 2.10(e).

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its permitted assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty but subject to breakfunding payments required pursuant to Section 2.15 and subject to prior notice in accordance with paragraph (e) of this Section.

(b) Except for Overadvances permitted hereunder, (i) in the event and on such occasion that the total Revolving Exposure exceeds the lesser of (A) the aggregate Revolving Commitments or (B) the Revolving Borrowing Base, the Borrowers shall jointly and severally unconditionally prepay the Revolving Exposure in an aggregate amount equal to such excess and (ii) in the event and on such occasion that the total Revolving Exposure denominated in Canadian Dollars exceeds $35,000,000, the Borrowers shall jointly and severally unconditionally prepay the Revolving Exposure denominated in Canadian Dollars in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of any Loan Party or any Subsidiary in respect of any Prepayment Event, the Borrowers shall, promptly after such Net Cash Proceeds are received by any Loan Party or Subsidiary, jointly and severally unconditionally prepay the Credit Exposure in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Events”, if the Borrower Representative delivers to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Cash Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Cash Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets to be used in the business of the Loan Parties or to fund a Permitted Acquisition, and certifying that no Default has occurred and is continuing, then either (i) so long as a Cash Dominion Period is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Cash Proceeds specified in such certificate or (ii) if a Cash Dominion Period is in effect, then, if the Net Cash Proceeds specified in such certificate are to be applied to acquire, replace or rebuild such assets by (A) the Borrowers, such Net Cash Proceeds shall be applied by the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (without a permanent reduction of the Revolving Commitment) and upon such application, the Administrative Agent shall establish a Reserve against the Revolving Borrowing Base in an amount equal to the amount of such proceeds so applied and (B) any Loan Party that is not a Borrower, such Net Cash Proceeds shall be deposited in a cash collateral account, and in the case of either (A) or (B), thereafter, such funds shall be made available to the applicable Loan Party as follows:

(1) the Borrower Representative shall request a Revolving Borrowing (specifying that the request is to use Net Cash Proceeds pursuant to this Section) or the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed;

(2) so long as the conditions set forth in Section 4.02 have been met, the Revolving Lenders shall make such Revolving Borrowing; and

(3) the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Borrowing;

provided that to the extent of any such Net Cash Proceeds therefrom that have not been so used to acquire (or replace or rebuild) real property, equipment or other tangible assets to be used in the business of the Loan Parties (or committed to be so used) by the end of such 180-day period, a prepayment shall be required at such time in an amount equal to such Net Cash Proceeds that have not been so applied. Notwithstanding anything herein to the contrary, any prepayment as a result of a Prepayment Event under clause (c) of the definition of Prepayment Event shall reduce the Revolving Commitments by the amount of such prepayment.

(d) [intentionally reserved].

(e) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) or through Electronic System or the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder (i) noon, Chicago time, (A) in the case of prepayment of a Term Benchmark Borrowing, three (3) Business Days before the date of prepayment, or (B) in the case of prepayment of a CBFR or Canadian Prime Rate Borrowing, one (1) Business Day before the date of prepayment or (ii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., eastern time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the related Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing, in each case any such prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) any breakfunding payments required pursuant to Section 2.15.

(f) All prepayments under Sections 2.10(c), (d) or (e) shall be applied to the Revolving Exposure until paid in full (with no corresponding reduction in the Revolving Commitments, except any prepayment as a result of clause (c) of the definition of “Prepayment Events” will reduce the Revolving Commitments by a corresponding amount). Within the parameters of the applications set forth above, prepayments shall be applied first to CBFR and Canadian Prime Rate Loans and then to Term Benchmark Loans (in the case of Term Benchmark Loans, in direct order of Interest Period maturities).

SECTION 2.11. Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a per annum rate equal to the Applicable Margin on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Lender’s Revolving Commitment terminate. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrowers jointly and severally agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank (x) a fronting fee, which shall accrue at the rate of 0.25% (or such other percentage as is agreed upon by the Issuing Bank and the Borrowers) per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure and (y) the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrowers jointly and severally agree to pay to the Administrative Agent for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest.

(a) Revolving Credit Loans that are (i) CBFR Borrowings shall bear interest at the CB Floating Rate plus the Applicable Margin, (ii) Term Benchmark Borrowings denominated in Dollars shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, (iii) Canadian Prime Rate Borrowings shall bear interest at the Canadian Prime Rate plus the Applicable Margin, and (iv) Term Benchmark Borrowings denominated in Canadian Dollars shall bear interest at Adjusted Term CORRA Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin. Each Swingline Loan shall bear interest at the CBFR plus the Applicable Margin, other than Swingline Loans for which an alternate interest rate is agreed upon between the Borrowers and the Swingline Lender (which shall bear interest at such rate). Each Protective Advance and each Overadvance in Dollars shall bear interest at the CBFR plus the Applicable Margin plus 2% and each Protective Advance and each Overadvance in Canadian Dollars shall bear interest at the Canadian Prime Rate plus the Applicable Margin plus 2%.

(b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, (x) for purposes of the interest rate on all Loans outstanding and the fees under Section 2.11(b)(i) on all Letters of Credit outstanding, the Applicable Margin (other than with respect to commitment fees) shall be increased by 2% and (y) interest shall accrue on all other amounts outstanding hereunder that are due hereunder at 2% plus the rate applicable to CBFR Loans as provided in paragraph (a) of this Section, in each case:

(i) automatically upon the occurrence of any Event of Default under clauses (h) or (i) of Article VII until such Event of Default is no longer continuing; and

(ii) in the event any other Event of Default is continuing, upon a declaration by the Required Lenders (at their option) by written notice to the Borrowers that they elect to have such interest and fees accrue until such Event of Default is no longer continuing or such notice is revoked by Required Lenders (which revocation shall be at the option of Required Lenders notwithstanding any provision of Section 9.02).

(c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the related Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan or a Canadian Prime Rate Revolving Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d) Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR shall be computed on the basis of a year of 360 days. Interest computed by reference to the CB Floating Rate, Canadian Prime Rate, Term CORRA or Daily Simple CORRA shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable CB Floating Rate, Adjusted Daily Simple SOFR, Daily Simple SOFR, Adjusted Term SOFR Rate, Term SOFR Rate, Canadian Prime Rate, Adjusted Term CORRA Rate and CORRA Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(e) For purposes of the Interest Act (Canada) and disclosure thereunder, the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent, are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(f) Interest in respect of Loans denominated in any Agreed Currency shall be paid in such Agreed Currency

SECTION 2.13. Alternate Rate of Interest; Illegality.

(a) Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.13, if:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted Term CORRA Rate or Term CORRA, as applicable (including, because the Term SOFR Reference Rate or the Term CORRA Reference Rate is not available or published on a current basis) for such Interest Period; or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR or RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted Term CORRA Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing for such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) be repaid or converted into a CBFR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for a CBFR

Borrowing, (B) for Loans denominated in Canadian Dollars, any Interest Election Request that request the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Loan so long as the Adjusted Daily Simple CORRA is not also the subject of Section 2.13(a)(i) or (ii) above or (y) be repaid or converted into a Canadian Prime Rate Borrowing, if the Adjusted Daily Simple CORRA for Canadian Dollar Borrowings also is the subject of Section 2.13(a)(i) or (ii) above, and (C) for Loans denominated in any other Agreed Currency, if any, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans dominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or (ii) above or (y) a CBFR Loan if the Adjusted Daily Simple SOFR for Dollar Borrowings also is the subject of Section 2.13(a)(i) or (ii) above, on such day, and (2) any RFR Loan dominated in Dollars, if any, shall on and from such day be converted by the Administrative Agent to, and shall constitute a CBFR Loan, and (B) for Loans denominated in Canadian Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple CORRA is not also the subject of Section 2.13(a)(i) or (ii) above or (y) a Canadian Prime Rate Loan if the Adjusted Daily Simple CORRA for Canadian Borrowings also is the subject of Section 2.13(a)(i) or (ii) above, on such day, and (2) any RFR Loan denominated in Canadian Dollars, if any, shall on and from such day be converted by the Administrative Agent to, and shall constitute a Canadian Prime Rate Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.13), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (d) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.

(d) The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any request for (i) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the RFR Rate for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a CBFR Borrowing if the RFR Rate for Dollar Borrowings is the subject of a Benchmark Transition Event, (ii) any such request for a Term Benchmark Borrowing denominated in Canadian Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Canadian Dollars so long as the Adjusted Daily

Simple CORRA is not the subject of a Benchmark Transition Event or (B) a Canadian Prime Rate Borrowing if the Adjusted Daily Simple CORRA is the subject of a Benchmark Transition Event, (iii) any such request for an RFR Borrowing denominated in Canadian Dollars into a request for a Canadian Prime Rate Borrowing or (iv) any Term Benchmark Borrowing or an RFR Borrowing denominated in an Agreed Currency (other than Dollars or Canadian Dollars) shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13, (A) if such Loans are denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan denominated in Dollars so long as the Adjusted Daily Simply SOFR is not the subject of a Benchmark Transition Event or (y) a CBFR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan denominated in Dollars shall on and from such day be converted by the Administrative Agent to, and shall constitute a CBFR Loan, (B) if such Loans are denominated in Canadian Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan denominated in Canadian Dollars so long as the Adjusted Daily Simple CORRA is not the subject of a Benchmark Transition Event, or (y) a Canadian Prime Rate Loan if the Adjusted Daily Simple CORRA is subject to a Benchmark Transition Event, on such day and (C) for Loans denominated in any Agreed Currency (other than Dollars or Canadian Dollars), any such outstanding affected Term Benchmark Loans shall be converted into CBFR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or be prepaid in full immediately.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the Adjusted Term CORRA Rate, as applicable); or

(ii) impose on any Lender or Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate in reasonable detail of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than two hundred seventy (270) days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the two hundred seventy (270)-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09 and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.18, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.16. Taxes. (a) Withholding Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 2.16, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the

Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the Beneficial Owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental

Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(i) Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.17. Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., eastern time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such office designated by the Administrative Agent, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that any payment pursuant to Section 2.14, 2.15, 2.16 or 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Notwithstanding anything herein to the contrary, all payments and any proceeds of Collateral or payments on Loan Party Guaranties received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.10) or (C) amounts to be applied from the Collection Account during a Cash Dominion Period (which shall be applied in accordance with Section 2.09(d)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably in the following order (and applied at each level until the Secured Obligations at that level are paid in full before proceeding the next lower level) as follows:

first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Banks from the Borrowers (other than in connection with Secured Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Secured Swap Obligations),

third, to pay interest and principal then due and payable on the Loans, unreimbursed LC Disbursements and to pay an amount to the Administrative Agent equal to the aggregate undrawn face amount of all outstanding Letters of Credit to be held as cash collateral for such Obligations, ratably (with amounts applied to the any Loans applied to any installments due on any Loans in inverse order of maturity), fourth, to payment of any amounts owing with respect to Secured Swap Obligations and Banking Services Obligations (all such amounts under this “fourth” item being applied ratably in accordance with all such amounts due), fifth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender or any of their Affiliates by any Borrower, and sixth, to the payment of the surplus, if any, to the Borrowers or whoever else may be lawfully entitled to receive such surplus.

Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any event, the Borrowers shall pay any break funding payment required pursuant to Section 2.15. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. Notwithstanding the foregoing, Secured Obligations arising under Banking Services Obligations or Secured Swap Obligations shall be excluded from the application described above and paid in clause fifth if the Administrative Agent has not received written notice thereof (other than with respect to Banking Services Obligations or Secured Swap Obligations held by any JPMCB Party, of which the Administrative Agent shall be deemed to automatically have received notice thereof), together with such supporting documentation as the Administrative Agent may have reasonably requested from the applicable provider of such Banking Services or Swap Agreements.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Loan Party or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the

Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(c) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or any Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(f) The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

(g) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder, whether made following a request by the Borrower Representative pursuant to Section 2.03 or 2.04 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrowers maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03 or 2.04, as applicable, and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, any Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure is and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitments and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document; provided that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender directly affected thereby;

(d) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b)(i) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b)(i) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b)(i) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.19(c), and Swingline Exposure related to any such newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to any Lender or a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, and such Lender shall cease to be a Defaulting Lender hereunder. Notwithstanding the foregoing, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while a Lender was a Defaulting Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 2.20. Appointment of Borrower Representative. Each Borrower hereby appoints the Borrower Representative as its agent, attorney-in-fact and representative for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to Borrowers under this Agreement, (iii) the delivery of all documents, reports, certificates, financial statements and written materials required to be delivered by Borrowers under this Agreement, and (iv) all other purposes incidental to any of the foregoing. Each Borrower agrees that any action taken by the Borrower Representative as the agent, attorney-in-fact and representative of the Borrowers shall be binding upon each Borrower to the same extent as if directly taken by such Borrower and any notice to the Borrower Representative shall be deemed notice to all Borrowers.

SECTION 2.21. Expansion Option. (a) The Borrowers may from time to time elect to increase the Revolving Commitments, in each case in a minimum aggregate amount of $25,000,000 and in minimum increments thereafter of $5,000,000, so long as, after giving effect thereto, the aggregate amount of all such increases after the Sixth Amendment Effective Date does not exceed the difference of (i) $300,000,000 minus (ii) any increases in the floor plan commitments under the Floor Plan Credit Agreement after the Sixth Amendment Effective Date. The Borrowers may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in any of its the Revolving Commitments, as applicable, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities, excluding, in each case, any Ineligible Institution (each such new bank, financial institution or other entity, an “Augmenting Lender”), to extend such Revolving Commitments; provided that (i) each Increasing Lender and Augmenting Lender, shall be subject to the approval of the Borrowers and the Administrative Agent and (ii) (x) in the case of an Increasing Lender and an Augmenting Lender, the Borrowers, the Administrative Agent and each such Augmenting Lender and Increasing Lender execute a Lender Addition and Acknowledgement Agreement. No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in the Revolving Commitments pursuant to this Section 2.21.

(b) Increases and new Revolving Commitments, as applicable, created pursuant to this Section 2.21 shall become effective on the date agreed by the Borrowers, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no such increase in the Revolving Commitments, as applicable, shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated as of such date and executed by a Financial Officer of the Borrowers and (B) the Borrowers shall be in compliance (on a Pro Forma Basis) with the Section 6.13(a), and (ii) the Administrative Agent shall have approved such increase and shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase.

(c) On the effective date of any increase in the Revolving Commitments, as applicable, being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding applicable Loans of all the Lenders to equal its Applicable Percentage (as modified by such increase) of such outstanding Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase in the Revolving Commitments, as applicable (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Nothing contained in this Section 2.21 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder.

SECTION 2.22. Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.22 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.22 shall survive the termination of this Agreement.

SECTION 2.23. Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party or any Subsidiary of a Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Secured Swap Obligations of such Loan Party or Subsidiary thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Secured Swap Obligations. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 2.17(b), such Banking Services Obligations and/or Secured Swap Obligations will be placed and the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.17(b). For the avoidance of doubt, so long as Chase or its Affiliate is the Administrative Agent, neither Chase nor any of its Affiliates providing Banking Services for, or having Swap Agreements with, any Loan Party or any Subsidiary of a Loan Party shall be required to provide any notice described in this Section 2.23 in respect of such Banking Services or Swap Agreements.

ARTICLE III Representations and Warranties

The Borrowers represent and warrant to the Lenders that:

SECTION 3.01. Organization; Powers. Each Loan Party is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, company or other organizational powers and have been duly authorized by all necessary corporate, company or other organizational actions and, if required, actions by equity holders. This Agreement has been duly executed as of the date of this Agreement and delivered by each Loan Party as of the Effective Date and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The performance by each Loan Party of its obligations under the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, operating agreement, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Loan Party or its assets (as to any such violation or default to the extent it could result in a Material Adverse Effect), or give rise to a right thereunder to require any payment to be made by any Loan Party (without limiting the foregoing, the Loan Parties represent and warrant that the incurrence of all Secured Obligations are permitted under the Second Lien Indenture), and (d) other than pursuant to the Collateral Documents and, subject to the First Lien Intercreditor Agreement, the Floor Plan Loan Documents, and, subject to the Second Lien Intercreditor Agreement and the Second Lien Documents, will not result in the creation or imposition of or other requirement to create, any Lien on any asset of any Loan Party.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrowers have heretofore furnished to the Lenders the consolidated balance sheet and statement of income, stockholders equity and cash flows of Alta Enterprises and its Subsidiaries (as described in such audit) as of and for the Fiscal Year ended December 31, 2020, audited by UHY LLP, independent public accountants, and the consolidated balance sheet and statement of income, stockholders equity and cash flows of Alta Enterprises and its Subsidiaries as of January 31. 2021 prepared by a Financial Officer (collectively, the “Historical Financial Statements”). Such financial statements for the Fiscal Year ended December 31, 2020 present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Alta Enterprises and its Subsidiaries as of such date and for such periods in accordance with GAAP, and such financial statements as of January 31. 2021 present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Alta Enterprises and its Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) The pro forma financial statements and projections delivered to the Administrative Agent prior to the Effective Date for the Fiscal Years ending December 31, 2020 through and including December 31, 2022 of Alta Group (the “Projections”) fairly present in all material respects the pro forma consolidated financial condition of Alta Group and its Subsidiaries after giving effect to the Transactions in accordance with GAAP, and contain reasonable assumptions and give appropriate effect to those assumptions, and are based on estimates and assumptions considered reasonable by Alta Group and the best information available to Alta Group at the time made, and use information consistent with the plans of Alta Group, it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts, and that the actual results during the period or periods covered by said projections probably will differ from the projected results and that such differences may be material.

(c) Since December 31, 2020 there has been no Material Adverse Effect.

SECTION 3.05. Properties. (a) Each Loan Party has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted.

(b) Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) As of the Sixth Amendment Effective Date, each Loan Party, including its ownership, is described on Schedule 3.05 hereto. The Loan Parties listed on Schedule 3.05 include all Subsidiaries of each Loan Party. Each Loan Party has and will have all requisite power to own or lease the properties material to its business and to carry on its business as now being conducted and as proposed to be conducted.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Loan Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has or expects to incur any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. Each Loan Party is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. No Loan Party is required to register as an “investment company” under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each Loan Party has timely filed or caused to be filed all federal and all material state, provincial and local Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves.

SECTION 3.10. ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan. Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Benefit Plan complies with, and has been operated in accordance with, all applicable laws, including ERISA and the Code, and the terms of such Benefit Plan, (ii) no Borrower or Guarantor has any liability for a fine, penalty, damage, or excise tax with respect to an Benefit Plan, and no Borrower or Guarantor has received notice from a governmental authority, plan administrator, or participant (or any participant’s agent) that any such fine, penalty, damage or excise tax may be owing by such Borrower or Guarantor and (iii) each Benefit Plan intended by an Borrower or Guarantor to be qualified under Section 401 of the Code is so qualified.

(b) As of the Sixth Amendment Effective Date, none of the Loan Parties nor any Subsidiary of a Loan Party has any Canadian Pension Plans. Each Loan Party and its Subsidiaries are in compliance with the applicable requirements of the ITA as it relates to any benefit plans of any of the Loan Parties or any

Subsidiary of a Loan Party that are required to be registered under the ITA, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.11. Disclosure. (a) The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information furnished by or on behalf of any Borrower (including without limitation any information memorandum provided to any of the Lenders) to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such forecasts or projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers, and that no Borrower makes no representation as to the attainability of such forecasts or projections or as to whether such forecasts or projections will be achieved or will materialize).

(b) As of the date of this Agreement, to the best knowledge of each Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the date of this Agreement to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12. Solvency. After giving effect to the Transactions, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the assets (including contingent assets) will be sufficient to pay the probable liability of such Loan Party’s debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date; (e) no Loan Party is “insolvent” within the meaning of Section 101(32) of the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute or any applicable Canadian Insolvency Legislation; and (f) no Loan Party has incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Loan Party or any of its Affiliates.

SECTION 3.13. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and, upon the filing of appropriate financing statements and, with respect to any intellectual property, filings in the United States Patent and Trademark Office, the United States Copyright Office, and the Canadian Intellectual Property Office and, with respect to real property, the Mortgages, or taking such other action as may be required for perfection under applicable law, such Liens will constitute, to the extent required by the Loan Documents, perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral other than with respect to Liens expressly permitted by Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law.

SECTION 3.14. Labor Disputes; Etc. As of the Sixth Amendment Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrowers, threatened. There are no strikes, lockouts, slowdowns or other labor controversies pending against or, to the knowledge of any Borrower, threatened against or affecting any Loan Party (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary.

SECTION 3.15. No Default. No Default has occurred and is continuing.

SECTION 3.16. Margin Regulations. No part of the proceeds of any Loan have been used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U, and X. No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock.

SECTION 3.17. Subordinated Debt. All representations and warranties of any Loan Party contained in any Subordinated Debt Document are true and correct in all material respects when made. As of the Sixth Amendment Effective Date, all outstanding Subordinated Debt and Subordinated Debt Documents are described on Schedule 3.17. As of the Sixth Amendment Effective Date, there are no other documents, agreements or instruments evidencing the Subordinated Debt or otherwise entered into in connection with the Subordinated Debt other than as described on Schedule 3.17 hereto and each Borrower represents and agrees that there will be no other documents, agreements or instruments evidencing the Subordinated Debt or otherwise relating thereto without the prior written consent of the Administrative Agent. Complete and accurate copies of all documents, agreements or instruments described on Schedule 3.17 have been delivered to the Administrative Agent on or prior to the Sixth Amendment Effective Date. All Secured Obligations are senior debt as defined in the Subordinated Debt Documents and entitled to the benefits of the subordination and other provisions thereof. There is no event of default or event or condition which could become an event of default with notice or lapse of time or both, under any Subordinated Debt Document and the Subordinated Debt Documents are in full force and effect.

SECTION 3.18. Anti-Corruption Laws and Sanctions. Each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Borrower, its Affiliates and their respective officers and employees and to the knowledge of the Borrowers its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Loan Parties nor any of their respective directors, officers or employees, or, to the knowledge of any Borrower, any agent of any Loan Party that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions and no Collateral is subject to any Sanctions.

SECTION 3.19. EEA Financial Institutions. No Loan Party is an Affected Financial Institution.

SECTION 3.20. Plan Assets; Prohibited Transactions. None of the Loan Parties or any of their Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations),

and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

SECTION 3.21. Material Agreements. All material dealer or similar agreements to which any Loan Party is a party or is bound as of Sixth Amendment Effective Date are listed on Schedule 3.21. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any material franchise or similar agreement to which it is a party or any other Material Agreement as of the Sixth Amendment Effective Date, (b) any material franchise or similar agreement to which it is a party or any other Material Agreement after the Sixth Amendment Effective Date that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (c) any agreement or instrument evidencing or governing Material Indebtedness.

SECTION 3.22. Capitalization and Subsidiaries. Schedule 3.22 sets forth (a) a correct and complete list of the name and relationship to Alta Group of each Subsidiary, (b) a true and complete listing of each class of each of Alta Group’s entity’s authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.22, and (c) the type of entity of Alta Group and each Subsidiary. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non‑assessable. Each Loan Party has and will have all requisite power to own or lease the properties material to its business and to carry on its business as now being conducted and as proposed to be conducted.

SECTION 3.23. Use of Proceeds. The proceeds of the Loans have been used, and will be used, as set forth in Section 5.08.

SECTION 3.24. Affiliate Transactions. Except for agreements in the ordinary course of business at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, as of the date of this Agreement, there are no existing or proposed agreements, arrangements, understandings or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons is directly or indirectly indebted to or has any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party.

SECTION 3.25. Second Lien Transactions. On the Sixth Amendment Effective Date the Borrowers have received the proceeds (net of fees and expenses) of the Second Lien Notes in an aggregate principal amount of not less than $500,000,000 in accordance with Section 4.01(g), and have paid in full the 5.625% senior secured second lien notes due 2026 in the aggregate principal amount of $315,000,000 issued by the Borrowers on the Effective Date. All representations and warranties of any Loan Party contained in any Second Lien Document are true and correct in all material respects when made. As of the Sixth Amendment Effective Date, all Second Lien Documents (including without limitation all additional Second Lien Documents and all amendments and other modifications to be executed as of the Sixth Amendment Effective Date) are described on Schedule 3.25. As of the Sixth Amendment Effective Date, there are no other material documents, agreements or instruments evidencing the Second Lien Obligations or otherwise entered into in connection with the Second Lien Obligations other than as described on Schedule 3.25. Complete and accurate copies of all documents, agreements or instruments described on Schedule 3.25 have been delivered to the Administrative Agent on or prior to the Sixth Amendment Effective Date. There is no event of default or event or condition which could become an event of default with notice or lapse of time or both, under any Second Lien Document and the Second Lien Documents are

in full force and effect. The execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans and other credit extensions hereunder and the use of the proceeds thereof will not violate or result in a default under any Second Lien Document or give rise to a right thereunder to require any payment to be made by any Loan Party under any Second Lien Document.

SECTION 3.26. Insurance. Schedule 3.26 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the date of this Agreement. As of the Sixth Amendment Effective Date, all premiums in respect of such insurance have been paid. Each Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 3.27. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.28. Charitable Organization. No Canadian Loan Party is a charity registered with the Canada Revenue Agency and it does not solicit charitable financial donations from the public and none of the Loans under this Agreement and none of the other services and products, if any, to be provided by the Lender under or in connection with this Agreement will be used by, on behalf of, or for the benefit of any Person other than the Borrowers or any other Loan Party.

ARTICLE IV Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 or addressed in a post-closing letter agreement):

(a) Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic mail message transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other legal opinions, certificates, documents, instruments, lien searches, and agreements and documents as the Administrative Agent shall reasonably request and the completion of such other due diligence and other conditions and requirements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(b) Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer or other executive officer of each Borrower and in form and substance satisfactory to the Administrative Agent, on the initial Borrowing date stating and showing that, after giving pro forma effect to all Loans and Letters of Credit required to be made or issued on the date hereof and all other amounts to be paid on the Effective Date, the satisfaction of all closing conditions under this Section 4.01 and the completion of all other Transactions to be completed on the Effective Date, (i) no Default has occurred and is continuing, (ii) the representations and warranties contained in Article III are true and correct in all material respects as of such date, (iii) all financial covenants in Section 6.13 are complied with on a Pro Forma Basis, and (iv) the Borrowers have performed and complied with all agreements and conditions contained in this Agreement from the date of this Agreement until the Effective Date, assuming that Articles V and VI hereof are applicable from the date of this Agreement.

(c) Fees. The Lenders and the Administrative Agent shall have received, substantially concurrently with the effectiveness hereof, all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and documented expenses of legal counsel to the Administrative Agent), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Loan Parties to the Administrative Agent on or before the Effective Date.

(d) Existing Indebtedness. The Loan Parties shall have paid, concurrently with the initial Loans hereunder, all Indebtedness that is not permitted hereunder and shall have terminated all credit facilities and all Liens relating thereto, all in a manner satisfactory to the Administrative Agent and its counsel, including without limitation all such payoffs and Lien releases with respect to the Note Purchase Agreement, dated as of February 3, 2020 (as amended) among the Borrowers, the noteholders thereunder and U.S. Bank National Association, as the representative of such noteholders.

(e) Insurance. The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance satisfactory to the Administrative Agent, together with endorsements naming the Administrative Agent as an additional insured and first lenders’ loss payee, and otherwise in compliance with the terms of Section 5.05.

(f) Floor Plan Credit Agreement. Prior to or substantially simultaneously with the initial extensions of credit hereunder, the Administrative Agent shall have received copies of all final Floor Plan Loan Documents to be effective as of the Effective Date and an intercreditor agreement required by the Administrative Agent in connection therewith, all duly executed by all parties thereto. As of the Effective Date, the aggregate principal amount of the commitments with respect to the Floor Plan Loans under the Floor Plan Credit Agreement shall not be less than $40,000,000.

(g) Second Lien Notes. Prior to or substantially simultaneously with the initial extensions of credit hereunder, Borrowers shall have received the proceeds of the Second Lien Notes in the principal amount of $315,000,000, and the Administrative Agent shall have received the Second Lien Intercreditor Agreement duly executed by all parties and copies of all final Second Lien Documents to be effective as of the Effective Date.

(h) Intercreditor Agreements. The Administrative Agent shall have received copies of all agreements evidencing any floor plan financing of Alta Group and its Subsidiaries and, to the extent requested by the Administrative Agent, copies of all agreements evidencing any other Indebtedness permitted hereunder, and shall have received intercreditor agreements or amendments to existing intercreditor agreements, to the extent requested by the Administrative Agent, with respect to all floor plan financing permitted hereunder executed by all applicable providers of such floor plan financing, the Administrative Agent, the Floor Plan Administrative Agent and the Second Lien Representative, each in form and substance satisfactory to the Administrative Agent.

(i) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(j) Financial Statements; Projections. The Lenders shall have received from the Borrowers (i) the Historical Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of Borrowers and their Subsidiaries as of the Effective Date, and reflecting the transactions contemplated by the Loan Documents and the Second Lien Documents, in each to occur on or prior to the Effective Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent, and (iii) the Projections.

(k) Availability. On the Effective Date and immediately after giving effect to the Transactions contemplated to occur on the Effective Date and the payment of all related costs and expenses, Borrowers and their Subsidiaries shall have Availability of at least $75,000,000.

(l) Corporate Structure. The corporate structure, capital structure and other material debt instruments, material accounts and governing documents of the Borrowers and their Affiliates shall be acceptable to the Lenders in their sole discretion.

(m) USA PATRIOT Act, Etc. (i) The Administrative Agent shall have received, (x) at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrowers at least ten (10) days prior to the Effective Date, and (y) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party, and (ii) to the extent the Borrowers qualify as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrowers at least the (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(n) Funding Account. The Administrative Agent shall have received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Account”) to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(o) Opinions of Counsel. The Lenders, the Administrative Agent and their respective counsel shall have received executed copies of the written opinions of Howard & Howard Attorneys PLLC, counsel for the Borrowers, as to such matters as Lenders may reasonably request, dated as of the Effective Date and otherwise in form and substance reasonably satisfactory to Lenders (and each Borrower hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

(p) Miscellaneous. The Administrative Agent shall have received such certificates, documents and other customary instruments, and evidence of the satisfaction of such other conditions as reasonably requested by the Administrative Agent, including without limitation satisfactory results of a completed collateral field audit examination, lien searches, appraisals, quality of earnings report, floor plan audit examination and supporting information. All corporate, limited liability and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Lenders and the Administrative Agent.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding; provided, that the Effective Date shall be deemed to have occurred upon the initial funding of Loans by the Lenders. Notwithstanding anything herein to the contrary, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., New York time, on April 1, 2021 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time), and it is acknowledged and agreed that the Lenders shall not have any obligation to make Loans hereunder and the Issuing Bank shall not have any obligation to issue Letters of Credit hereunder unless each of the foregoing conditions is satisfied, the conditions in Section 4.02 are satisfied and the Effective Date has occurred.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction or waiver of the following conditions:

(a) The representations and warranties of each Borrower set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing and (ii) no Protective Advance shall be outstanding.

(c) After giving effect to any Borrowing or the issuance, amendment or extension of any Letter of Credit, Availability shall not be less than zero.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section. Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue, amend, renew or extend, or cause to be issued, amended, renewed or extended, any Letter of Credit for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing, amending, renewing or extending, or causing the issuance, amendment, renewal or extension of, any such Letter of Credit is in the best interests of the Lenders.

ARTICLE V Affirmative Covenants

Until all of the Secured Obligations shall have been Paid in Full, each Borrower executing this Agreement covenants and agrees, jointly and severally with all of the other Borrowers, with the Lenders that, at all times on and after the Effective Date (and all covenants in Article V of the Existing Credit Agreement shall be effective until the Effective Date):

SECTION 5.01. Financial Statements and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:

(a) by no later than ninety days (90) after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2021, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Alta Group and its Subsidiaries as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by UHY LLP or other independent public accountants reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Alta Group and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and such report shall also include (x) a detailed summary of any audit adjustments; (y) a reconciliation of any audit adjustments or reclassifications to the previously provided monthly financials; and (z) restated monthly financials for any impacted periods;

(b) (i) by no later than forty five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2021, the unaudited consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows of Alta Group and its Subsidiaries as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Alta Group and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) by no later than thirty (30) days after the end of each calendar month (including each month that is also the end of a Fiscal Quarter), commencing with the first month ending on a date after the Effective Date, the unaudited consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows of Alta Group and its Subsidiaries as of the end of and for such month and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Alta Group and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) simultaneous with any delivery of financial statements under clause (a) or (b) above, a certificate in a form approved by the Administrative Agent (the “Compliance Certificate”) of a Financial Officer of each Borrower (i) certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.13 and calculating the Applicable Margin, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) within 30 days of the end of each calendar month and, in addition, during any Cash Dominion Period, by Wednesday of each week for the weekly period ending on the Friday of the week prior to the date such Borrowing Base Certificate is submitted (or, in each case the next Business Day if such day is not a Business Day) and at such other times as may be required by the Administrative Agent, a Borrowing Base Certificate as of the end of such period and a listing of Accounts, Eligible Equipment Inventory – New, Eligible Equipment Inventory – Rental Fleet, Eligible Equipment Inventory – Unappraised, Eligible Equipment Inventory – Used Fleet (and to include the orderly liquidation value (based on most recent appraisal) of Eligible Equipment Inventory where applicable), accounts payable and parts inventory of the Borrowers (and Guarantors, if any) as of the end of such period (provided that, for such weekly reporting, the required information shall be limited a Borrowing Base Certificate, updated solely for an Accounts rollforward, for ineligible Accounts relating to Floor Plan Priority Collateral and for the current Revolving Exposure) in form and detail satisfactory to the Administrative Agent and certified by each Borrower by one of its Financial Officers;

(e) within 30 days of the end of each calendar month and, in addition, during any Cash Dominion Period, by Wednesday of each week for the weekly period ending on the Friday of the week prior to the date such Borrowing Base Certificate is submitted (or, in each case the next Business Day if such day is not a Business Day) and at such other times as may be required by the Administrative Agent, as of the period then ended (provided that, the information required under this clause (e) for weekly reports shall be limited to the information under clause (e)(i) below and such other additional information required by the Administrative Agent), all delivered electronically in a file acceptable to the Administrative Agent:

(i) a detailed aging of the Borrowers’ Accounts, including all invoices aged by invoice date and due date (with an explanation of the terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii) a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent, (1) by location (showing Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (used, rental, parts, etc.), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis unless otherwise agreed) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (2) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Borrowers and complaints and claims made against the Borrowers);

(iii) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Equipment Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Equipment Inventory and the reason for such exclusion;

(iv) a reconciliation of the Borrowers’ Accounts and Inventory, in a form and manner acceptable to the Administrative Agent, between (A) the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Borrowing Base Certificate delivered pursuant to clause (d) above as of such date;

(v) a listing of all Equipment in a form and manner acceptable to the Administrative Agent, (1) included in the Revolving Borrowing Base with the Net Book Value of each item that has been appraised, (2) that has been acquired since the last appraisal with the Net Book Value, acquisition cost and date of acquisition of each such item, (3) a list of all equipment purchased with Floor Plan Loans and the net Book Value thereof, and (4) a reconciliation of the aggregate equipment associated with the Floor Plan Loans and Revolving Loans to the perpetual inventory; and

(vi) a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement;

(f) as soon as available but in any event within 30 days of the end of each calendar month and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a file acceptable to the Administrative Agent;

(g) promptly upon the Administrative Agent’s request during a Cash Dominion Period:

(i) copies of invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party;

(iii) a listing of all Equipment that has been sold since the last Borrowing Base Certificate with the Net Book Value and date of sale of each such item;

(iv) an updated customer list for each Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a file acceptable to the Administrative Agent and certified as true and correct by a Financial Officer of the Borrower Representative;

(v) the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal for such period requested by the Administrative Agent;

(vi) a detailed listing of all advances of proceeds of Loans requested by the Borrower Representative for each Borrower for such period requested by the Administrative Agent and a detailed listing of all intercompany loans made by the Borrowers for such period requested by the Administrative Agent;

(vii) copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by any Borrower to its equity owners generally, as the case may be;

(viii) certificates of good standing or the substantive equivalent available in the jurisdiction of incorporation, formation or organization for each Loan Party from the appropriate governmental officer in such jurisdiction; and

(ix) a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(h) promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan, (ii) any notices described in Section 101(l)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof, (iii) promptly after any request therefor by the Administrative Agent or any Lender, copies of the most recently filed actuarial valuation report with respect to each Canadian Defined Benefit Pension Plan as filed with any applicable Governmental Authority; (iv) notification within 30 days of any voluntary or involuntary termination of, or participation in, a Canadian Defined Benefit Pension Plan, which could, in each case, reasonably be expected to (x) have a Material Adverse Effect or (y) result in a wind-up deficiency with respect to such Canadian Defined Benefit Pension Plan and (v) promptly after any request therefor by the Administrative Agent or any Lender, such other information with respect to any Canadian Pension Plan as reasonably requested by the Administrative Agent or any Lender;

(i) promptly following any request therefor, copies of any detailed audit reports or management letters submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by independent accountants in connection with the accounts or books of any Borrowers or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request;

(j) without limiting the other reporting obligations hereunder, contemporaneously with, or promptly after, delivery thereof to the applicable holder of Second Lien Documents or any floor plan financing, copies of (i) notices of default under the Second Lien Documents or any floor plan financing; (ii) upon the Administrative Agent’s request, availability and borrowing base reports thereunder; and (iii) upon the Administrative Agent’s request, all other financial or other reporting under the Second Lien Documents or any floor plan financing that relate to the financial condition of Borrowers and their Subsidiaries or related to the Collateral, in each case, to the extent not already delivered to Administrative Agent or the Lenders under this Section 5.01, unless such reporting has been waived by the Second Lien Holders or holders of such floor plan financing;

(k) promptly and in any event within five (5) days of the filing thereof with the IRS, the federal tax returns of each Borrower;

(l) as soon as available but in any event no later than 31 days after the end of, and no earlier than 60 days prior to the end of, each fiscal year of Alta Group, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of Alta Group and its Subsidiaries for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent; and

(m) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Alta Group, and copies of all annual, regular, periodic and special reports and registration statements which the any Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent or the Lenders pursuant hereto;

(n) promptly, and in any event within five Business Days after receipt thereof by any Borrower or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Borrower or any Subsidiary thereof;

(o) promptly, and in any event within five Business Days after receipt thereof by any Borrower or any Subsidiary thereof, a copy of any rating letter or notification with respect to the Second Lien Notes from any credit rating company; and

(p) promptly following any request therefor, (w) any information and documentation, including, but not limited to any certifications, reasonably requested by the Administrative Agent for purposes of determining compliance with the terms and conditions set forth in the Second Lien Documents and the Second Lien Intercreditor Agreement, including, but not limited to Section 4.09(b) of the Second Lien Indenture, (x) a listing of accounts receivable, accounts payable and inventory, (y) such other information regarding the operations, business affairs and financial condition of any Loan Party including a schedule of amortization required under any floor plan financing, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through Administrative Agent) may reasonably request and (z) information and documentation reasonably requested by the Administrative Agent or any

Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 5.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on a Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower Representative, the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower Representative shall notify the Administrative Agent and each Lender (by fax or through Electronic Systems) of the posting of any such documents and provide to the Administrative Agent through Electronic Systems electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents to it and maintaining its copies of such documents.

SECTION 5.02. Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt (and in any event within two (2) Business Days after the occurrence or receipt thereof, as applicable) written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) any material change in accounting or financial reporting practices by any Borrower or any Subsidiary, including without limitation the manner in which equipment is depreciated;

(d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $2,500,000;

(e) any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral;

(f) any loss, damage, or destruction to the Collateral in the amount of $2,500,000 or more, whether or not covered by insurance;

(g) any and all default notices received under or with respect to any leased location or public warehouse where Collateral having an aggregate value in excess of $2,500,000 is located;

(h) any Loan Party entering into a Swap Agreement or an amendment thereto, together with copies of all agreements evidencing such Swap Agreement or amendment;

(i) any amendment, supplement or other modification of any Second Lien Documents, any Floor Plan Loan Documents or any floor plan financing, together with a fully executed copy of such amendment, supplement or modification;

(j) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(k) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of the Sixth Amended and Restated ABL First Lien Credit Agreement dated April 1, 2021” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrowers will, and will cause each other Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Borrowers will, and will cause each other Loan Party to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or give rise to the collection or enforcement of any Lien.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrowers will, and will cause each other Loan Party to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, in each case as determined by the Administrative Agent. Without limiting the foregoing, the Borrowers will and will cause each other Loan Party to (i) at all times maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that is subject to a Mortgage, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 (as amended) or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, (iii) furnish to the Administrative Agent prompt written notice of any re-designation of any such improved real property into or out of a special flood hazard area and (iv) if at any time the area in which any Real Property that is subject to a Mortgage is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount and on terms that are reasonably satisfactory to Administrative Agent and all Lenders from time to time, and otherwise comply with the Flood Laws or as is otherwise reasonably satisfactory to Administrative Agent and all Lenders. Each such policy of insurance shall (x) name the Administrative Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (y) in the case of each casualty insurance policy, contain a lenders’ loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of Lenders, as the lenders’ loss payee thereunder and provides for at least thirty days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy.

SECTION 5.06. Books and Records; Inspection Rights. The Borrowers will, and will cause each other Loan Party to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrowers will, and will cause each other Loan Party to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrowers will, and will cause each other Loan Party to, permit independent agents or representatives acceptable to the Administrative Agent to conduct comprehensive field audits and floor plan audits and appraisals of the each Loan Party’s books, records, properties and assets, including, without limitation, all collateral subject to the Collateral Documents, and the Borrowers (and the Guarantors, if any) shall pay for the reasonable costs of such audits and appraisals. The Borrowers agree that the Administrative Agent may require semi-annual appraisals of the equipment and inventory of the Loan Parties and may require periodic appraisals of the real property of the Loan Parties if determined to be required by the Administrative Agent, and may order additional appraisals upon and after the occurrence of any Event of Default. The Administrative Agent will use commercially reasonable efforts to conduct annual field audits and semi-annual appraisals of the equipment and inventory, provided that the Administrative Agent may conduct such audits and appraisals more frequently upon the occurrence and during the continuance of an Event of Default.

SECTION 5.07. Compliance with Laws. Each Borrower will, and will cause each other Loan Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Borrower will, nor will it permit any other Loan Party, to be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits any Lender from making any advance or extension of credit to any Borrower or Guarantor or from otherwise conducting business with a Borrower or Guarantor, or fail to provide documentary and other evidence of any Borrower’s or Guarantor’s identity as may be reasonably requested by any Lender at any time to enable such Lender to verify each Borrower’s or Guarantor’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA PATRIOT Act of 2001, 31 U.S.C. Section 5318. Each Borrower will maintain, and cause each Loan Party to maintain, in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrowers will not permit any Collateral to become subject to any Sanctions.

SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans will be used for refinancing certain Indebtedness in existence on the Effective Date, for working capital needs and for other general corporate purposes (including the Transactions) of the Loan Parties in the ordinary course of business. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09. Collateral Security; Further Assurances. (a) To guarantee or secure the payment when due of the Secured Obligations, each Borrower shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Administrative Agent Collateral Documents granting or providing for the following:

(i) Loan Party Guaranties of all present and future Guarantors.

(ii) Security Agreements granting a first priority, enforceable Lien and security interest, subject only to Liens permitted by Section 6.02, on all present and future accounts, chattel paper, commercial tort claims, deposit accounts, documents, farm products, fixtures, chattel paper, equipment, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights (as terms are defined in the UCC) and all other personal property of each Loan Party.

(iii) If requested by the Administrative Agent, Mortgages granting a first priority, enforceable Lien and security interest, subject only to Liens permitted by Section 6.02, on all present and future material fee real property (including fixtures) of each Loan Party, together with such documents and the satisfaction of such other conditions customarily required in connection with Mortgages as reasonably determined by the Administrative Agent and at the Borrowers’ expense; provided, that such Mortgages and the related documents will be provided if a Lien is granted on any real property to secure any Floor Plan Obligations or any Second Lien Obligations.

(iv) All other security and collateral described in the Collateral Documents.

(b) Each Borrower agrees that it will promptly, and in any event within five (5) Business Days, notify the Administrative Agent of the formation or acquisition of any Subsidiary or the acquisition of any assets on which a Lien is required to be granted and that is not covered by existing Collateral Documents. Each Borrower agrees that it will promptly, and in any event within five (5) Business Days, execute and deliver, and cause each Loan Party to execute and deliver, promptly, and in any event within five (5) Business Days, upon the request of the Administrative Agent, such joinder agreements, Loan Party Guaranties and other Collateral Documents and other agreements, documents and instruments, each in form and substance reasonably satisfactory to the Administrative Agent, sufficient to join each Loan Party as a Borrower to this Agreement and to grant to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the Loan Party Guaranties and Liens contemplated by this Agreement and the Collateral Documents. In connection therewith, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act and any applicable Canadian AML Legislation. The Borrowers shall deliver, and cause each other Loan Party to deliver, to the Administrative Agent all original instruments payable to it with any endorsements thereto required by the Administrative Agent and all original certificated securities and other certificates with respect to any Equity Interests owned by any Loan Party and required to be pledged with any blank stock or other powers required by the Administrative Agent. Additionally, the Borrowers shall execute and deliver, and cause each other Loan Party to execute and deliver, promptly, and in any event within five (5) Business Days, upon the request of the Administrative Agent, such certificates, legal opinions, insurance, lien searches, environmental reports, organizational and other charter documents, resolutions and other documents and agreements as the Administrative Agent may reasonably request in connection therewith. Each Borrower shall use commercially reasonable efforts to cause each lessor of real property to any Loan Party where any material Collateral is located to execute and deliver to the Administrative Agent an agreement in form and substance reasonably acceptable to the Administrative Agent. Each Borrower shall execute and deliver, and cause each other Loan Party to execute and deliver, promptly, and in any event within five (5) Business Days, upon the request of the Administrative Agent, such agreements and instruments evidencing any intercompany loans or other advances among the Loan Parties, or any of them, and all such intercompany loans or other advances owing by any Borrower or owing by any Guarantor which are not owed to a Borrower shall be, and are hereby made, subordinate and junior to the Secured Obligations and no payments may be made on such intercompany loans or other advances upon and during the continuance of an Event of Default unless otherwise agreed to by the Administrative Agent.

(c) Notwithstanding anything to the contrary in this Agreement, the Borrowers acknowledge that all Subsidiaries of any of the Borrowers, whether now existing or hereafter arising, are required hereunder to become a Borrower, Guarantor and Loan Party, and failure to do so in accordance with the terms of this Agreement shall be an Event of Default hereunder.

(d) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not accept delivery of any Mortgage from any Loan Party unless the Administrative Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise reasonably satisfactory to such Lender.

SECTION 5.10. Depository Banks. Each Loan Party shall maintain the Administrative Agent as such Loan Party’s principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business and as its principal source of other Banking Services. In addition, (i) NITCO may maintain a deposit account with Citizens Bank, N.A. so long as it continues to be subject to a deposit account control agreement satisfactory to the Administrative Agent, (ii) NITCO may continue to maintain the deposit account with KeyBank National Association so long as any funds in such account exceeding $100,000 shall be immediately transferred to a deposit account with the Administrative Agent, and (iii) the Loan Parties may maintain such other deposit accounts as the Administrative Agent approves in its Permitted Discretion, and such deposit accounts shall be subject to the terms of the Security Agreement.

SECTION 5.11 Additional Covenants. (a) If at any time any Loan Party enters into or becomes a party to any instrument or agreement relating to or amending or otherwise modifying any provisions applicable to the Second Lien Indenture, which includes any material covenants or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrowers will promptly so advise the Administrative Agent and the Lenders. Thereupon, if the Administrative Agent or the Required Lenders shall request, upon notice to the Borrowers, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same material covenants and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by (i) the Administrative Agent or (ii) the Required Lenders.

(b) If at any time any Loan Party enters into or becomes a party to any amendment or other modification to the Floor Plan Credit Agreement or any other Floor Plan Loan Document, then (i) the Borrowers will promptly so advise the Administrative Agent and (ii) this Agreement or such Loan Document, as applicable, shall be deemed automatically amended in order to (i) incorporate any provisions which are more favorable to the lender or lenders thereunder than those provided for in the Loan Documents and (ii) give substantially similar effect to any comparable provisions contained herein or in any applicable Loan Document (in each case, after taking into account that this facility is a floor plan facility), except and unless such amendment or modification to the Floor Plan Credit Agreement or such other Floor Plan Loan Document, as applicable, would (v) amend or modify any provisions related to pricing or any fees (including any definitions related to the foregoing), (w) compromise or otherwise impair the Collateral, (x) permit any Liens to be placed on the Collateral not otherwise permitted by this Agreement (prior to giving effect to such amendment or modification), (y) amend or modify any of the mechanical provisions contained in Article II of this Agreement or otherwise, or (z) amend or modify any provisions specific only to this Agreement, the Loans, the Collateral or any of the mechanics related thereto or any of the related definitions contained in the foregoing.

ARTICLE VI Negative Covenants

Until all of the Secured Obligations shall have been Paid in Full, each Borrower executing this Agreement covenants and agrees, jointly and severally with all of the other Borrowers, with the Lenders that, at all times on and after the Effective Date (and all covenants in Article VI of the Existing Credit Agreement shall be effective until the Effective Date):

SECTION 6.01. Indebtedness. No Borrower will, nor will it permit any other Loan Party to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Secured Obligations;

(b) Floor Plan Obligations, provided that any increases in the amount thereof are subject to the Second Lien Intercreditor Agreement and any refinancing thereof shall be made in accordance with the Second Lien Intercreditor Agreement;

(c) Second Lien Obligations, provided that any increases in the amount thereof are subject to the Second Lien Intercreditor Agreement and any refinancing thereof shall be made in accordance with the Second Lien Intercreditor Agreement;

(d) other Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and not to exceed the amounts set forth on Schedule 6.01, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that any floor plan financings set forth on Schedule 6.01 may be increased subject to compliance with Section 6.01(i) and the other terms hereof, and the outstanding borrowed amounts under vendor floor plan financings described on Schedule 6.01 shall be subject to Section 6.01(i) below;

(e) Indebtedness among the Loan Parties, provided that any such Indebtedness owing by any Borrower shall qualify as Subordinated Debt if requested by the Administrative Agent;

(f) Indebtedness of any Loan Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations (other than those Capital Lease Obligations permitted pursuant to Section 6.01(i) below) and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate outstanding principal amount of Indebtedness permitted by this clause (f) shall not exceed the greater of (x) $35,000,000 and (y) 5.00% of Consolidated Total Assets at the time of any incurrence;

(g) Swap Obligations permitted under Section 6.05;

(h) Subordinated Debt, including any refinancing thereof, in each case on terms reasonably satisfactory to the Administrative Agent;

(i) Indebtedness of Loan Parties reasonably acceptable to the Administrative Agent consisting of floor plan financings (including any Floor Plan Obligations) and other vendor financing reasonably acceptable to the Administrative Agent and, if required by the Administrative Agent, subject to an intercreditor agreement reasonably acceptable to the Administrative Agent; provided that (i) the aggregate stated maximum amount of all such floor plan financings and all such other vendor financing plus the aggregate stated maximum amount of all such floor plan financings and all such other vendor financing plus the aggregate stated maximum amount of all floor plan financings described on Schedule 6.01 shall not exceed $450,000,000 at any time outstanding, with a 10% annual increase, effective on December 31 of each year, with the first such increase effective December 31, 2024, except such maximum amount may be exceeded by an amount not to exceed $45,000,000 for a period not to exceed thirty (30) days (each such period for which such maximum amount is exceeded, a “Floor Plan Debt Excess Period”) if such maximum amount was not exceeded for the thirty (30) consecutive days prior to the beginning of the Floor Plan Debt Excess Period and will not be exceeded for the thirty (30) consecutive days after the end of the Floor Plan Debt Excess Period, subject, in each case described in this clause (i), to (A) no Default and (B) such increased amount, including the limited ability to exceed such amount described above, being permitted by the terms of all other Material Indebtedness, (ii) any Indebtedness owing to any Person and its Affiliates listed on Schedule 6.01 that is not a party to an intercreditor agreement with the Administrative Agent and reasonably acceptable to, the Administrative Agent, shall not exceed the amount designated on Schedule 6.01 for such Person and its Affiliates, regardless of whether such Indebtedness is otherwise permitted under this clause (ii) or any other clause of this Section 6.01 and (iii) the aggregate stated maximum amount of the financings in which CNHI or any of its Affiliates is the lender shall not exceed $60,000,000 at any time unless otherwise agreed to in writing by the Required Lenders;

(j) Indebtedness of any Loan Party if (i) such Indebtedness is permitted under the Second Lien Indenture, (ii) immediately after giving effect to such Indebtedness, the Fixed Charge Coverage Ratio shall be greater than 1.1 to 1.0 calculated on a pro forma basis acceptable to the Administrative Agent, (iii) no Default has occurred and is continuing or would result immediately after giving effect to such Indebtedness on a pro forma basis satisfactory to the Administrative Agent, (iv) both before and after giving effect to such Indebtedness on a pro forma basis acceptable to the Administrative Agent, each of the representations and warranties in the Loan Documents is true and correct, and (v) the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to each of the foregoing items;

(k) Indebtedness up to $10,000,000 in the aggregate for seller notes and earn-outs that are not subject to a Subordination Agreement, provided that such seller notes and earn-outs are unsecured;

(l) To the extent constituting Indebtedness, Investments in the Excluded JV permitted under Section 6.04(h); and

(m) Indebtedness not otherwise permitted under this Section 6.01 in an aggregate principal amount that, when aggregated with the principal amount of all Indebtedness incurred pursuant to this clause (m), together with any refinancing thereof, does not at any one time outstanding exceed the greater of (i) $50,000,000 and (ii) 7.5% of Consolidated Total Assets at the time of any incurrence.

SECTION 6.02. Liens. No Borrower will, nor will it permit any other Loan Party to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it except:

(a) Permitted Encumbrances;

(b) Liens in favor of the Administrative Agent securing the Secured Obligations, Liens in favor of the Floor Plan Administrative Agent securing the Floor Plan Obligations subject to the First Lien Intercreditor Agreement and subordinate Liens securing the Second Lien Obligations subject to the Second Lien Intercreditor Agreement;

(c) any Lien on any property or asset of any Loan Party existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of any Loan

Party and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by any Loan Party; provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of any Loan Party;

(e) Liens solely on equipment of a Loan Party acceptable to the Administrative Agent purchased with Indebtedness permitted under Section 6.01(i) on terms reasonably approved in writing by the Administrative Agent;

(f) Other Liens securing Indebtedness then outstanding and secured pursuant to this clause (f) measured at the time of securing such Indebtedness in an aggregate principal amount not to exceed the greater of (i) $120,000,000 and (ii) 7.5% of Consolidated Total Assets at the time of incurrence of such Indebtedness and Liens; provided, that to the extent any such Indebtedness is secured by Liens on Collateral, such Liens shall be subordinate to the Liens in favor of the Administrative Agent securing the Secured Obligations pursuant to the Second Lien Intercreditor Agreement or other intercreditor arrangement acceptable to the Administrative Agent providing comparable Lien subordination; and

(g) Liens incurred to secure Indebtedness of any Loan Party if (i) such Liens and Indebtedness are permitted under the Second Lien Indenture, (ii) such Indebtedness secured thereby is permitted hereunder, (iii) no Default has occurred and is continuing or would result immediately after giving effect to such Liens and the related secured Indebtedness on a pro forma basis satisfactory to the Administrative Agent, (iv) both before and after giving effect to such Liens and the related secured Indebtedness on a pro forma basis acceptable to the Administrative Agent, each of the representations and warranties in the Loan Documents is true and correct, (v) the holders of such Liens or their agent, trustee or authorized representative shall become party to Second Lien Intercreditor Agreement and the Second Lien Documents that grant a security interest, and all such Liens shall be subordinate to the Liens in favor of the Administrative Agent securing the Secured Obligations pursuant to the Second Lien Intercreditor Agreement, and (vi) the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to each of the foregoing items.

Notwithstanding anything herein to the contrary, the Liens securing any Indebtedness and other obligations under any floor plan financing (other than the floor plan financing under the Floor Plan Credit Agreement) shall be limited to a Lien on the inventory financed by the applicable floor plan financing and proceeds of such inventory, and any such Lien shall not attach to any other assets or any such inventory after the payment of the purchase price for such inventory except as otherwise agreed by the Administrative Agent.

SECTION 6.03. Fundamental Changes; Sale of Assets. (a) No Borrower will, nor will it permit any other Loan Party to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of transactions) any of its assets, or liquidate or dissolve, except that, and provided that with respect to the matters in the following clauses (ii) through (viii) at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Borrower or Subsidiary may Dispose of inventory and scrap or otherwise dispose of obsolete material, inventory or equipment in the ordinary course of business upon terms substantially consistent with past practices, (ii) any Subsidiary of a Borrower may merge into a Borrower in a transaction in which a Borrower is the surviving entity, (iii) any Loan Party (other than a

Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, (iv) any Borrower may merge into any other Borrower (other than Alta Group), (v) any Loan Party may sell, transfer, lease or otherwise dispose of its assets to any other Loan Party, (vi) Alta Illinois may sell or transfer the CNHI Financing Paper to CNHI in the ordinary course of business, (vii) any Subsidiary may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders and all assets of such Subsidiary are transferred to a Loan Party and any Loan Party may sell, transfer, lease or otherwise dispose of its assets, and (viii) any Loan Party may Dispose of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section 6.03(a), provided that the aggregate fair market value of all assets Disposed of in reliance upon this clause (a)(viii) shall not exceed, during any consecutive twelve month period, the greater of (x) $25,000,000 and (y) 1.5% of Consolidated Total Assets (determined at the end of each such period); provided, further, that (A) any such merger permitted under this Section 6.03 involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (B) all Dispositions permitted by clauses (i) or (viii) of this Section 6.03(a) shall be made for fair value and for at least 75% cash consideration and (C) Dispositions shall not be permitted under clause (viii) of this Section 6.03(a) if such Disposition would result in a mandatory prepayment of any Second Lien Obligations.

(b) No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.09 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

(c) No Borrower will, nor will it permit any Guarantor to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and Guarantors on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Borrower will, nor will it permit any other Loan Party to, make, purchase, acquire or otherwise hold (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Investment, except:

(a) Permitted Investments;

(b) existing Investments described on Schedule 6.04 hereto, but no increase in the principal amount thereof;

(c) loans or advances solely among Loan Parties;

(d) if no Default exists or would be caused thereby, Guarantees constituting Indebtedness permitted by Section 6.01, provided that no Default exists at the time of, or would be caused by, the incurrence of such Guarantees;

(e) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(f) the Loan Parties may create one or more Subsidiaries to conduct the business of the Borrowers in accordance with Section 5.03 so long as such Subsidiaries promptly after their creation become Guarantors;

(g) Permitted Acquisitions;

(h) Investments in the Excluded JV, provided that, notwithstanding anything in this Agreement to the contrary, (i) the aggregate amount of such Investments (determined without regard to any write-downs or write-offs of such Investments) does not exceed $25,000,000 minus the amount of Investments made under Section 6.04(i), and the Loan Parties may not use any other paragraph of this Section 6.04 to make Investments in the Excluded JV, (ii) the Loan Parties shall not use any allowances under Sections 6.01 or 6.02 (other than 6.01(l)) for Indebtedness or Liens relating to the Excluded JV, (iii) no Loan Party shall consummate any transaction that results in the Disposition of any intellectual property or any other assets that are material to the business of the Loan Parties to the Excluded JV, and (iv) no Default exists or would be caused immediately after making such Investment on a pro forma basis;

(i) in addition to Investments permitted by paragraphs (a) through (h) above and (j) below, other Investments by the Borrowers and the Guarantors provided that (i) the aggregate amount invested, loaned or advanced pursuant to this paragraph (i) (determined without regard to any write-downs or write-offs of such Investments) does not exceed, in the aggregate, $25,000,000 minus the amount of Investments made under Section 6.04(h) and (ii) no Default exists or would be caused immediately thereafter on a pro forma basis; and

(j) in addition to Investments permitted by paragraphs (a) through (i) above, other Investments (other than Investments in the Excluded JV) by the Borrowers and the Guarantors so long as the Payment Condition is satisfied.

SECTION 6.05. Swap Agreements. No Borrower will, nor will it not permit any other Loan Party to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party has actual exposure, (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party and (c) in each case under clause (a) and (b), to the extent reasonably approved by Administrative Agent.

SECTION 6.06. Restricted Payments. The Borrowers will not, and will not permit any other Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) the Loan Parties may declare and pay dividends with respect to their Equity Interests payable solely in additional common shares of their Equity Interests (other than Disqualified Equity),

(b) the Loan Parties may make Restricted Payments payable solely to a Loan Party,

(c) Alta Group may make Restricted Payments in an aggregate amount not to exceed $25,000,000 in any fiscal year so long as no Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment and the Indebtedness incurred in connection therewith on a pro forma basis satisfactory to the Administrative Agent after giving effect to such Restricted Payment as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered to the Administrative Agent in accordance with Section 5.01(b)(i); and

(d) Alta Group may make other Restricted Payments so long as the Payment Condition is satisfied.

Notwithstanding the foregoing, the Borrowers will not, and will not permit any Subsidiary to, issue any Disqualified Equity.

SECTION 6.07. Transactions with Affiliates. The Borrowers will not, and will not permit any other Loan Party to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions solely among Loan Parties, and in each case not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06.

SECTION 6.08. Restrictive Agreements. No Borrower will, and will not permit any other Loan Party to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to a Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrowers or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions imposed by the Floor Plan Credit Agreement or the Second Lien Indenture as of the Effective Date, subject to the Intercreditor Agreements, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) above shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) above shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 6.09. Change of Name or Location; Change of Fiscal Year. No Loan Party shall (a) change its name as it appears in official filings in the state or other jurisdiction of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Collateral Documents, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state or other jurisdiction of incorporation or organization, in each case, unless the Administrative Agent shall have received at least thirty (30) days prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of Lenders, in any Collateral), provided that, any new location shall be in the continental U.S. No Loan Party shall change its Fiscal Year or Fiscal Quarter end without the prior consent of the Administrative Agent.

SECTION 6.10. Amendments to Agreements. No Borrower will, nor will it permit any other Loan Party to, amend, supplement or otherwise modify (a) its articles of incorporation, charter, certificate of formation, operating agreement, by-laws or other organizational document (and including without limitation any other agreement, instrument or document entered into to evidence or govern the terms of any Permitted Preferred Equity or any other Equity Interests), in any manner adverse to the Lenders, except to incorporate the terms of the Permitted Preferred Equity as described in the definition thereof, (b) any Second Lien Document, or (c) any instrument or agreement evidencing or relating to any Subordinated Debt except as permitted under the applicable Subordination Agreement.

SECTION 6.11. Prepayment of Indebtedness; Subordinated Debt. No Borrower will, nor will it permit any other Loan Party to, directly or indirectly (a) make any payment or other distribution with respect to any Subordinated Debt in contravention of the applicable Subordination Agreement or with respect to any Second Lien Obligations in contravention of the Second Lien Intercreditor Agreement or (b) voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness (including without limitation any Second Lien Obligations) prior to its scheduled maturity, other than:

(i) the Secured Obligations and the Floor Plan Obligations;

(ii) Indebtedness secured by a Lien permitted by Section 6.02(c) if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance herewith;

(iii) Indebtedness permitted hereunder upon any permitted refinancing thereof in accordance herewith (or with respect to any Second Lien Obligations in accordance with the Second Lien Intercreditor Agreement); and

(iv) voluntary prepayments of the Second Lien Obligations so long as (w) after giving effect to such prepayment pursuant to this clause (iv) the Fixed Charge Coverage Ratio is not less than 1.0 to 1.0 (as determined on a pro forma as if such prepayment had been made on the last day of the most recent Fiscal Quarter for which the Borrowers have provided financial statements to the Administrative Agent pursuant to Section 5.01), (x) no Default has occurred and is continuing or would result immediately after giving effect to such prepayment; (y) immediately after giving effect to such prepayment and at all times during the 60-day period immediately prior thereto, the Borrowers shall have Availability calculated on a pro forma basis acceptable to the Administrative Agent of not less than 17.5% of the Revolving Commitment; and (z) the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in (w), (x) and (y) above and attaching calculations for item (w).

SECTION 6.12. Government Regulation. No Loan Party shall be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits any Lender from making any advance or extension of credit to any Loan Party or from otherwise conducting business with the Borrowers or Guarantors, or fail to provide documentary and other evidence of any Loan Party’s identity as may be requested by any Lender at any time to enable such Lender to verify any Loan Party’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA PATRIOT Act of 2001, 31 U.S.C. Section 5318.

SECTION 6.13. Financial Covenants.

(a) Fixed Charge Coverage Ratio. As of the end of any Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2021) for which Borrowers’ financial statements have been (or should have been) delivered and in which the Borrowers’ Availability was at any time less than 10% of the Revolving Commitment, the Borrowers will not permit the Fixed Charge Coverage Ratio to be less than 1.0 to 1.0. Once such covenant is in effect, compliance with the covenant will be discontinued on the first day immediately succeeding the last day of the Fiscal Quarter which includes the 60th consecutive day on which the Borrowers’ Availability remains in excess of 10% of the Revolving Commitment, so long as (i) no Default shall have occurred and be continuing and (ii) such covenant has not been in effect and discontinued (A) more than once in the immediately preceding twelve (12) consecutive months or (B) more than three times during the term of this Agreement.

SECTION 6.14. Alta Group, Alta Holdings and Alta Enterprises as a Holding Company. Alta Enterprises shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Loan Documents, the Floor Plan Loan Documents and the Second Lien Documents and unsecured guaranties of its Subsidiaries floor plan financing with Volvo Commercial Finance LLC The Americas in respect of Volvo financing; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens, subject to the Second Lien Intercreditor Agreement, in favor of the Administrative Agent, the Floor Plan Administrative Agent and the Second Lien Representative; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Equity Interest of each other Borrower (other than Alta Group and Alta Holdings) and (ii) performing its obligations and activities incidental thereto under the Loan Documents, the Floor Plan Loan Documents and the Second Lien Documents; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries; or (f) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons. Alta Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Loan Documents, the Floor Plan Loan Documents and the Second Lien Documents; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens, subject to the Second Lien Intercreditor Agreement, in favor of the Administrative Agent, the Floor Plan Administrative Agent and the Second Lien Representative; (c) engage in any business or activity or own any assets other than (i) holding the Equity Interest of Alta Enterprises and (ii) performing its obligations and activities incidental thereto under the Loan Documents, the Floor Plan Loan Documents and the Second Lien Documents; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of Alta Enterprises other than to Alta Group; or (f) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons. Alta Group shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Loan Documents, the Floor Plan Loan Documents and the Second Lien Documents; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens, subject to the Second Lien Intercreditor Agreement, in favor of the Administrative Agent, the Floor Plan Administrative Agent and the Second Lien Representative; (c) engage in any business or activity or own any assets other than (i) holding the Equity Interest of Alta Holdings and Alta Enterprises and (ii) performing its obligations and activities incidental thereto under the Loan Documents, the Floor Plan Loan Documents and the Second Lien Documents; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of Alta Enterprises or Alta Holdings; or (f) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

ARTICLE VII Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.02, 5.03, 5.05, 5.08, 5.09, 5.10 or 5.11 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of fifteen (15) days after the earlier of (i) the Borrowers obtaining actual knowledge of such defaults and (ii) notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender);

(f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and all applicable grace periods thereunder shall have expired;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment;

(l) (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Loan Party in an aggregate amount exceeding $5,000,000 for all periods or (ii) the wind up or termination (in whole or in part) of any Canadian Defined Benefit Pension Plan or the appointment by the appropriate Governmental Authority of a trustee or administrator for any Canadian Defined Benefit Pension Plan, and all such events under this clause (ii) could reasonably be expected to result in liability of any Loan Party in an aggregate amount exceeding $5,000,000 for all periods;

(m) a Change in Control shall occur;

(n) any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document if the failure continues beyond any period of grace provided for in the applicable Collateral Document, or any Collateral Document granting a Lien shall for any reason fail to create a valid and perfected first priority security interest in any material Collateral purported to be covered thereby or subordination to be created thereunder, except as permitted by the terms of this Agreement or any Collateral Document, and in each case except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under the Collateral Documents and except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

(o) any material provision of any other Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(p) the cancellation or termination of any franchise agreement of any Borrower with Hyster-Yale Group, Inc. or Volvo Construction Equipment, NA (collectively, the “Material OEMs”), unless such Borrower has entered into replacement franchise agreements within 90 days of such cancellation or termination (i) with another OEM of comparable business value to the Material OEMs, and (ii) upon similar terms and conditions to the agreements cancelled or terminated with the Material OEMs, including volume, exclusivity and other requirements, each of which shall be acceptable in form and substance to the Administrative Agent in its Permitted Discretion;

(q) (i) an Event of Default (as defined in the Floor Plan Credit Agreement on the Effective Date) shall occur and be continuing under the Floor Plan Credit Agreement, (ii) the Floor Plan Credit Agreement is terminated, (iii) for any reason the Floor Plan Credit Agreement ceases to be in full force and effect, or ceases to be binding on the Borrowers, (iv) for any reason, JPMCB is no longer a Lender under the Floor Plan Credit Agreement, or (v) for any reason, JPMCB is not the Floor Plan Administrative Agent; or

(r) any Subordination Agreement or Intercreditor Agreement shall fail to remain in full force or effect, or any event of default shall have occurred under any Subordination Agreement or Intercreditor Agreement, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any provision of any Subordination Agreement or Intercreditor Agreement;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC or PPSA. In case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and the Administrative Agent may exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC or PPSA.

ARTICLE VIII The Administrative Agent

SECTION 8.01. Authorization and Action.

(a) Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents

(c) (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance of operations of the Borrower. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank, any other Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of Canada or any other country, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and

(iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(e) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(f) None of any Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(g) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(h) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrowers’ rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrowers or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower Representative, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrowers, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by any Borrower, any other Loan Party, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank or Dollar Equivalent.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03. Posting of Communications.

(a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(a) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(b) Each of the Lenders, each of the Issuing Banks and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to,

store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(c) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans) and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower Representative, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower Representative (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower Representative, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks.

(a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder.

(c) Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to a Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(d) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(d) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the

Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

(iv) Each party’s obligations under this Section 8.06(d) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC or PPSA, as applicable. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08. Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the

Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(b) The Administrative Agent, and each Arranger, Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.10. Flood Laws. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

SECTION 8.11. Borrower Communications. (a) The Administrative Agent, the Lenders and the Issuing Banks agree that, pursuant to procedures approved by the Administrative Agent, the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”). As used in this Section 8.11, “Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, Borrowing Base Certificate or supporting documentation, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Borrower to the Administrative Agent through an Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the Administrative Agent.

(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each Lender, each Issuing Bank, and each Borrower acknowledges and agrees that (i) the distribution of material through an electronic medium is not necessarily secure, (ii) the Administrative Agent is not responsible for approving or vetting administrators, representatives, or contacts of the Borrowers added to the Approved Borrower Portal, and (iii) there may be confidentiality and other risks associated with such distribution. Each Lender, each Issuing Bank, and each Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

(d) Each Lender, each Issuing Bank and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower

Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e) Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE IX Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, Electronic System or the Approved Borrower Portal (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or email, as follows:

(i) if to the Borrowers, to it at 13211 Merriman Rd, Livonia, Michigan 48150-1826, Attention: President (Facsimile No. 248-449-6701).

(ii) if to the Administrative Agent from any Loan Party, to JPMorgan Chase Bank, N.A. at the address separately provided to the Borrowers;

(iii) if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A.

131 S Dearborn St, Floor 04

Chicago, IL, 60603-5506

Attention: Loan and Agency Servicing

Email: jpm.agency.cri@jpmorgan.com

Agency Withholding Tax Inquiries:

Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:

Email: covenant.compliance@jpmchase.com

(iv) if to an Issuing Bank or Swingline Lender, to it at its address separately provided to the Borrowers; and

(v) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail shall be deemed to have been given when received, (B) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (C) delivered through Electronic System, Approved Electronic Platform or Approved Borrower Portal, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to the Borrower Representative, any Loan Party, the Lenders, the Administrative Agent and the Issuing Banks hereunder may be delivered or furnished by using Electronic System, Approved Electronic Platform or Approved Borrower Portal, as applicable, and in each case pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to Compliance Certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by using Electronic System, Approved Electronic Platform or Approved Borrower Portal, as applicable, and in each case pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Event of Default at the time.

(b) Except as provided in Section 2.21 and subject to Sections 2.13(c) and (d) and Section 9.02(c) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or by the Administrative Agent on behalf of the Required Lenders with the consent of the Required Lenders) or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (with the consent of the Required Lenders) and the Loan Party or Loan Parties that are parties thereto; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby (other than as specified in Section 2.12(b)), (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.10, in each case which shall only require the approval of the Required Lenders) or any date for the payment of any interest, fees or other Obligations payable hereunder, or otherwise reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender other than as permitted hereunder (provided that it being understood and agreed that (x) any increase in the total Commitments and related modifications approved by each Lender increasing any of its Commitments and by the Required Lenders shall not be deemed to alter the manner in which payments are shared or alter any other pro rata sharing of payments and (y) any “amend-and-extend” transaction that extends any applicable maturity or termination date only for those Lenders that agree to such an extension (which extension may include increased pricing and fees for such extending Lenders, and which extension shall not apply to those Lenders that do not approve such extension) shall not be deemed to alter the manner in which payments are shared or alter any other pro rata sharing of payments), (v) change any of the provisions of this Section or the definition of “Required Lenders”, or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or substantially all of the Guarantors from their obligation under the Loan Party Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (vii) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral without the written consent of each Lender (other than a Defaulting Lender) or (viii) subordinate the Liens securing any of the Secured Obligations on all or substantially all of the Collateral (“Existing Liens”) to the Liens securing any other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Liens securing any of the Secured Obligations are subordinated, “Senior Indebtedness”), unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five Business Days; provided however that any subordination expressly permitted under this Agreement shall not be restricted by this clause (viii); provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (y) the foregoing shall not prevent any amendment contemplated by the terms of Section 2.21 and the Borrowers and the Administrative Agent may agree to any required changes to this Agreement not inconsistent with the terms of Section 2.21. The Administrative Agent may also amend the Commitment Schedule to reflect assignments and other transactions entered into pursuant to Section 9.04, Section 2.08 or Section 2.21. Notwithstanding the above, the Administrative Agent may (and each of the Lenders and each Secured Party by accepting the benefits of the Collateral hereby authorizes the Administrative Agent to) enter into the Second Lien Intercreditor Agreement and the Collateral Documents (including any additional Collateral Documents at any time) and any intercreditors with floor plan lenders and any amendments or other modifications thereof as determined by Administrative Agent, in each case that are not contrary to the terms of this Agreement.

(c) The Lenders hereby irrevocably authorize the Administrative Agent to, and the Administrative Agent hereby agrees with the Borrowers that it shall (so long as no Event of Default has occurred and is continuing), release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the Payment in Full (other than payment and satisfaction of Unliquidated Obligations), (ii) constituting property being sold or disposed of if the Borrowers certify to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) constituting property subject to a Lien permitted by Section 6.02(c), (d) or (e) if the release thereof by the Administrative Agent is required by the holder of such Lien and such property is not included in the Borrowing Base or (v) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII; provided that, in addition to the foregoing, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $2,500,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral and the Administrative Agent shall not be required to execute any such release on terms which, in the Administrative Agent’s reasonable opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty.

(d) Notwithstanding Section 9.02(b), (i) this Agreement and any other Loan Document may be amended with the written consent of the Required Lenders, Lenders providing one or more additional credit facilities, the Administrative Agent and the Borrowers (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and other extensions of credit hereunder and the accrued interest and fees in respect thereof, (y) to reasonably and appropriately include the Lenders holding such credit facilities in any determination of the Required Lenders and (z) to make such other technical amendments as are reasonably deemed appropriate by the Administrative Agent and the Borrowers in connection with the foregoing, (ii) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of one Class of Lenders (but not of any other Class of Lenders) may be effected by an agreement or agreements in writing entered into by the Administrative Agent, the Borrowers and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (iii) any waiver, amendment or modification of any commitment letter or fee letter may be effected by an agreement or agreements in writing entered into only by the parties thereto.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which will provide such consent and which is reasonably satisfactory to the Borrowers, the Administrative Agent and the Issuing Banks shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.14 and 2.16, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(f) Notwithstanding anything to the contrary in this Section, if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

(g) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Administrative Agent may, at any time and from time to time, without the input or consent of any Lender or any Loan Party, prepare any amendment to this Agreement or any other Loan Documents as may be necessary, appropriate or desirable in the opinion of the Administrative Agent in order to memorialize any deemed amendments effectuated by Section 5.11(b).

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall jointly and severally pay (i) all reasonable out of pocket expenses incurred by each of the Administrative Agent and its Affiliates, including the reasonable fees, and documented disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks or Approved Electronica Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated, and including without limitation costs and expenses incurred in connection with appraisals (provided that the Borrowers shall be liable for the cost of such appraisals only if such appraisals are required by applicable law or regulation or required by the Administrative Agent after the occurrence and during the continuance of an Event of Default or otherwise required hereunder or any other Loan Document), insurance reviews, field examinations (internal and external fees and charges, provided that, if no Event of Default has occurred and is continuing, the Borrowers shall not be liable for the costs and expenses of more than four floor plan field examinations in any Fiscal Year or more than one such collateral field examination in any Fiscal Year), appraisals (provided that, if no Event of Default has occurred and is continuing, the Borrowers shall not be liable for the cost of more than two equipment and inventory appraisals in any Fiscal Year or more than such real property appraisals determined to be legally necessary by the Administrative Agent), filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens; sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and costs and expenses of preserving and protecting the Collateral), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, and documented disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Limitation of Liability. To the extent permitted by applicable law (i) neither any Borrower nor any other Loan Party shall assert, and each Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve any Borrower or any other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) Indemnity. The Loan Parties, jointly and severally, shall indemnify the Administrative Agent, each Arranger, each Syndication Agent, each Co-Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iv) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (v) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (vi) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by such Loan Party for Taxes pursuant to Section 2.16, or (vii) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(d) Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent, the Swingline Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Loan Parties and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided, further, that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the Payment in Full of the Secured Obligations.

(e) All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower Representative; provided that, the Borrower Representative shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent, each Issuing Bank and the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning

Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement unless otherwise agreed to by the Administrative Agent;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their affiliates, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal, state and provincial securities laws; and

(E) the assignee may not be a Loan Party or any Affiliate of a Loan Party.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender or its Lender Parent, (c) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to clause (c), such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (i) has not been established for the primary purpose of acquiring any Loans or Commitments, (ii) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (iii) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(c) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Swingline Lender or the Issuing Bank, sell participations to one or more banks or other entities, other than an Ineligible Institution (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and/or obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Sections 2.16(f) and (g) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.16(g)

will be delivered to the Borrower Representative and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 2.16 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Signature. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Secured Obligations held by such Lender, such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank or their respective Affiliates shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Banks different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the applicable Issuing Bank or such Affiliate shall notify the Borrower Representative and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over any Issuing Bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(d) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the prior consent of the Borrowers or (h) to the extent such Information becomes (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from any Borrower or any Person on any Borrower’s behalf with respect to any Loan Party or any of its or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Borrower or such Person and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers or such Person after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information; provided, further, that information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry shall be excluded from this definition of “Information”.

SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate or result in any Lender receiving interest at a criminal rate (as such term is construed under the Criminal Code (Canada)) (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16. Disclosure. Each Borrower and Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.17. Dealer Access System. The Borrower Representative has requested access to the Administrative Agent’s internet web based “Dealer Access System” to permit borrower to access certain account information relating to the Loan and to facilitate the making of any payments on the Loan by authorizing the Administrative Agent to debit any one or more of the Borrower Representative’s deposit accounts with the Administrative Agent or with such other financial institutions as indicated by the Borrower Representative. In consideration for the Administrative Agent’s granting to access to the Administrative Agent’s Dealer Access System to view loan account information and make Loan payments, the Borrower Representative acknowledges its responsibility for the security of its passwords and other information necessary for access to the Administrative Agent’s Dealer Access System and fully, finally, and forever releases and discharges the Administrative Agent and its successors, assigns, directors, officers, employees, agents, and representatives from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, the Borrower Representative may now or hereafter have, in any way relating to the Borrower Representative’s access to, or use of, or the Administrative Agent’s suspension or termination of certain systems features of the Administrative Agent’s Dealer Access System.

SECTION 9.18. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC, the PPSA or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.19. Amendment and Restatement.

(a) On the Effective Date the Existing Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (i) this Agreement, any promissory notes delivered pursuant hereto and the other Loan Documents executed and delivered in connection herewith do not constitute a novation or termination of the “Obligations” (as defined in the Existing Credit Agreement) (the “Existing Obligations”) under the Existing Credit Agreement or any of the “Loan Documents” (as defined in the Existing Credit Agreement) as in effect prior to the Effective Date and the Obligations hereunder are issued in exchange and replacement for such Existing Obligations and (ii) such Existing Obligations are in all respects continuing and shall collectively constitute Obligations under the this Agreement. Notwithstanding anything herein to the contrary, in no event shall the Liens securing the Existing Agreement or the obligations thereunder be deemed affected hereby, it being the intent and agreement of the Loan Parties that, except as otherwise provided in the Loan Documents, the Liens on the collateral granted to secure the obligations of the existing loan parties in connection with the Existing Agreement and the other “Loan Documents” (as defined in the Existing Agreement), shall not be extinguished and shall remain valid, binding and enforceable securing the obligations under the Existing Agreement as amended and restated hereby and each other Loan Document, and agreement evidencing all of any part of any Secured Obligations.

(b) Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of the Borrowers contained in the Existing Credit Agreement, the Borrowers acknowledge and agree that any causes of action or other rights created in favor of the Administrative Agent or any Lender or its successors arising out of the representations and warranties of the Borrowers contained in or delivered in connection with the Existing Credit Agreement shall survive the execution, delivery and effectiveness of this Agreement.

(c) All indemnification obligations of the Borrowers arising under the Existing Credit Agreement (including any arising from a breach of the representations thereunder) shall survive this amendment and restatement of the Existing Credit Agreement.

(d) By its execution hereof, each Lender hereby (i) consents to the amendments and amendments and restatements to be executed in connection herewith with respect to any of the Collateral Documents delivered in connection with the Existing Credit Agreement and any additional Collateral Documents to be executed in connection herewith, all as in form and substance approved by the Administrative Agent, and (ii) authorizes and directs the Administrative Agent to enter into such amendments and amendments and restatements.

(e) For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f) TCF National Bank (successor in interest to Chemical Bank) (the “Departing Lender”) has agreed pursuant to a separate departing lender consent that it shall no longer constitute a Lender under this Agreement as of the Effective Date. The Departing Lender shall not have a Commitment on and after the Effective Date. The Departing Lender shall cease to be a party to the Credit Agreement as of the Effective Date, with no rights, duties or obligations thereunder. The consent of a Departing Lender is not required to give effect to the changes contemplated by this Amendment. The Administrative Agent is hereby authorized to take such steps under the Credit Agreement as reasonably required to give effect to the departure of the Departing Lender, including, without limitation, reallocating outstanding obligations under the Credit Agreement among the remaining Lenders ratably based on their Commitments, and all amounts owing to the Departing Lender shall be paid by the Company, or as otherwise determined by the Administrative Agent in connection with such reallocation, to the Departing Lender as of the Effective Date. Each of the Borrowers and Lenders agrees with and consents to the foregoing.

(g) All parties hereto acknowledge and agree if the Effective Date does not occur at or prior to 4:00 p.m., New York time, on April 1, 2021, the Existing Credit Agreement shall continue in full force and effect without modification hereunder.

SECTION 9.20. Marketing Consent. The Borrowers hereby authorize JPMCB and its affiliates (collectively, the “JPMCB Parties”), at their respective sole expense, but without any prior approval by any Borrower, to include the Borrowers’ name and logo in advertising slicks posted on its internet site, in pitchbooks or sent in mailings to prospective customers and to give such other publicity to this Agreement as each may from time to time determine in its sole discretion. Notwithstanding the foregoing, the JPMCB Parties shall not publish the Borrowers’ name in a newspaper or magazine without obtaining the Borrowers’ prior written approval. The foregoing authorization shall remain in effect unless the Borrower Representative notifies JPMCB in writing that such authorization is revoked.

SECTION 9.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.22. No Fiduciary Duty, etc. (a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto.

(b) Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.

SECTION 9.23. Acknowledgement Regarding Any Supported QFCs.

(a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.24. Joint and Several. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to the Administrative Agent, the Issuing Banks and the Lenders for the Secured Obligations. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment, such obligation is the joint and several obligation of each Borrower. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Loan Documents is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Administrative Agent, any Issuing Bank, any Lender or any other Person. Each Borrower’s liability for the Secured Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds of the credit extended hereunder or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other Borrowers. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Borrower against any party liable for payment under this Agreement and the Loan Documents unless and until the Administrative Agent, each Issuing Bank and each Lender have been paid in full and all of the Secured Obligations are satisfied and discharged following termination or expiration of all commitments of the Lenders to extend credit to the Borrowers. Each Borrower’s joint and several liability hereunder with respect to the Secured Obligations shall, to the fullest extent permitted by applicable law, be the unconditional liability of such Borrower irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Secured Obligations or of any other document evidencing all or any part of the Secured Obligations, (ii) the absence of any attempt to collect any of the Secured Obligations from any other Loan Party or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the amendment, modification, waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument executed by any other Loan Party evidencing or securing the payment of any of the Secured Obligations, or any other agreement now or hereafter executed by any other Loan Party and delivered to the

Administrative Agent, (iv) the failure by the Administrative Agent or any Lender to take any steps to perfect or maintain the perfected status of its Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Secured Obligations or the Administrative Agent’s release of any Collateral or of its Liens upon any Collateral, (v) the release or compromise, in whole or in part, of the liability of any other Loan Party for the payment of any of the Secured Obligations, (vi) any increase in the amount of the Secured Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (vii) any other circumstance that might constitute a legal or equitable discharge or defense of any Loan Party. After the occurrence and during the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice to any Borrower, against any or all of Loan Parties to collect and recover all or any part of the Secured Obligations, without first proceeding against any other Loan Party or against any Collateral or other security for the payment or performance of any of the Secured Obligations, and each Borrower waives any provision that might otherwise require the Administrative Agent or the Lenders under applicable law to pursue or exhaust remedies against any Collateral or other Loan Party before pursuing such Borrower or its property. Each Borrower consents and agrees that neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Secured Obligations.

SECTION 9.25. Canadian Anti-Money Laundering Legislation. Each Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “Canadian AML Legislation”), the Lenders may be required to obtain, verify and record information regarding each Borrower, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control thereof and the transactions contemplated hereby. The Borrowers shall promptly provide, and shall cause their respective Subsidiaries to promptly provide, all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender, in order to comply with any applicable Canadian AML Legislation, whether now or hereafter in existence.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALTA EQUIPMENT GROUP INC.

By: ________________________

Name:

Title:

ALTA EQUIPMENT HOLDINGS, INC.

By: ________________________

Name:

Title:

ALTA ENTERPRISES, LLC

ALTA CONSTRUCTION EQUIPMENT ILLINOIS, LLC

ALTA INDUSTRIAL EQUIPMENT MICHIGAN, LLC

ALTA HEAVY EQUIPMENT SERVICES, LLC

ALTA INDUSTRIAL EQUIPMENT COMPANY, L.L.C.

ALTA CONSTRUCTION EQUIPMENT, L.L.C.

NITCO, LLC

ALTA CONSTRUCTION EQUIPMENT FLORIDA, LLC

ALTA INDUSTRIAL EQUIPMENT NEW YORK, LLC,

ALTA CONSTRUCTION EQUIPMENT NEW YORK, LLC

PEAKLOGIX, LLC

ALTA CONSTRUCTION EQUIPMENT OHIO, LLC

ALTA MATERIAL HANDLING NEW YORK STATE, LLC

ALTA MINE SERVICES, LLC

ALTA KUBOTA MICHIGAN, LLC

ALTA CONSTRUCTION EQUIPMENT NEW ENGLAND, LLC

ALTA ELECTRIC VEHICLES HOLDING, LLC (F/K/A ALTA ELECTRIC VEHICLES, LLC)

ALTA ELECTRIC VEHICLES, LLC (F/K/A ALTA ELECTRIC VEHICLES NORTH EAST, LLC)

GINOP SALES, INC.

ALTA ELECTRIC VEHICLES SOUTH WEST, LLC

ECOVERSE, LLC

ALTA EQUIPMENT DISTRIBUTION, LLC

By: ________________________

Name: ________________________

Title: ________________________

of each of the above, on behalf of each of the above

Signature Page – JPM Alta ABL Fee Letter

ALTA EQUIPMENT CANADA HOLDINGS, INC. (F/K/A ALTA ACQUISITION COMPANY, INC.)

By: ________________________

Name: ________________________

Title: ________________________

YALE INDUSTRIAL TRUCKS INC./CAMIONS INDUSTRIELS YALE INC. (F/K/A 1000220888 ONTARIO INC.)

By: ________________________

Name: ________________________

Title: ________________________

ALTA CONSTRUCTION EQUIPMENT PENNSYLVANIA, LLC

By: ________________________

Name: Anthony Colucci

Title: Manager

PEAKLOGIX CANADA INC.

ALTA CANADA HOLDINGS, INC.

AULT INDUSTRIES INC.

By: ________________________

Name: Anthony Colucci

Title: Authorized Representative

of each of the above, on behalf of each of the above

Signature Page to Sixth Amended and Restated ABL First Lien Credit Agreement

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By: ________________________

Name:

Title:

Signature Page to Sixth Amended and Restated ABL First Lien Credit Agreement

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By: ________________________

Name:

Title:

Signature Page to Sixth Amended and Restated ABL First Lien Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By _________________________

Name:

Title:

Signature Page to Sixth Amended and Restated ABL First Lien Credit Agreement

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA

By _________________________

Name:

Title:

Signature Page to Sixth Amended and Restated ABL First Lien Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By _________________________

Name:

Title:

Signature Page to Sixth Amended and Restated ABL First Lien Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By _________________________

Name:

Title:

Signature Page to Sixth Amended and Restated ABL First Lien Credit Agreement

FLAGSTAR BANK, N.A.

By _________________________

Name:

Title:

Signature Page to Sixth Amended and Restated ABL First Lien Credit Agreement

KEYBANK, NATIONAL ASSOCIATION

By _________________________

Name:

Title:

Signature Page to Sixth Amended and Restated ABL First Lien Credit Agreement

COMERICA BANK

By _________________________

Name:

Title:

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